                                             10.25

THE JOINT CORP.

FRANCHISE AGREEMENT

TABLE OF CONTENTS

SECTION    PAGE

TOC \h \u \z
1. INTRODUCTION……………………………………………………………………………………4
2. GRANT OF FRANCHISE…………………………………………………………………………...5
2.1 Term; Reference to Exhibit 1………………………………………………………………………5
2.2 Full Term Performance…………………………………………………………………………….6
2.3 Management Agreement with Professional Corporation – Non-Licensed Franchisees…………...6
2.4 Waiver of Management Agreement………………………………………………………………..7
2.5 Selection of Premises; Protected Territory; Reservation of Rights………………………………..8
2.6 Renewal of Franchise………………………………………………………………………………9
2.7 Personal Guaranty by Owners; Reference to Exhibit 2……………………………………………10
3. DEVELOPMENT AND OPENING OF THE FRANCHISE……………………………………….10
3.1 Site Approval; Lease or Purchase of Premises; Opening Timeline; Reference to Exhibit 3……...10
3.2 Prototype and Construction Plans and Specifications…………………………………………….11
3.3 Development of the Franchise…………………………………………………………………….12
3.4 Computer System………………………………………………………………………………...13
3.5 Equipment, Furniture, Fixtures, Furnishings and Signs………………………………………….14
3.6 Franchise Opening………………………………………………………………………………..14
4. TRAINING………………………………………………………………………………………….14
4.1 General Manager………………………………………………………………………………….14
4.2 Training…………………………………………………………………………………………...15
5. GUIDANCE; OPERATIONS MANUAL………………………………………………………….16
5.1 Guidance and Assistance…………………………………………………………………………16
5.2 Operations Manual……………………………………………………………………………….16
5.3 Modifications to System………………………………………………………………………… 17
5.4 Advisory Councils………………………………………………………………………………..17
6. FEES AND COSTS………………………………………………………………………………...17
6.1 Initial Franchise Fee………………………………………………………………………………17
6.2 Royalty Fee……………………………………………………………………………………….17
6.3 Regional and National Advertising Fee…………………………………………………………..18
6.4 Local Advertising…………………………………………………………………………………19
6.5 Grand Opening Costs……………………………………………………………………………..19
6.6 Software and Programing Fees…………………………………………………………………...20

6.7 Relocation Fee……………………………………………………………………………………20
6.8 Late Payments…………………………………………………………………………………….20
6.9 Electronic Funds Transfer………………………………………………………………………...21
6.10 Application of Payments………………………………………………………………………….21
6.11 Modification of Payments………………………………………………………………………...21
7. MARKS……………………………………………………………………………………………..22
7.1 Ownership and Goodwill of Marks……………………………………………………………….22
7.2 Limitations on Franchisee’s Use of Marks……………………………………………………….22
7.3 Notification of Infringements and Claims………………………………………………………..22
7.4 Discontinuance of Use of Marks…………………………………………………………………23
7.5 Indemnification of Franchisee……………………………………………………………………23
8. RELATIONSHIP OF THE PARTIES; INDEMNIFICATION……………………………………23
8.1 Independent Contractor; No Fiduciary Relationship…………………………………………….23
8.2 No Liability, No Warranties……………………………………………………………………..23
8.3 Indemnification…………………………………………………………………………………..24
9. CONFIDENTIAL INFORMATION; NON-COMPETITION…………………………………….24
9.1 Types of Confidential Information………………………………………………………………24
9.2 Non-Disclosure Agreement……………………………………………………………………...25
9.3 Non-Competition Agreement……………………………………………………………………26
10. THE JOINT CORP. FRANCHISE OPERATING STANDARDS………………………………..26
10.1 Condition and Appearance of the Franchise…………………………………………………….26
10.2 Franchise Services and Products………………………………………………………………...27
10.3 Approved Products, Distributors and Suppliers…………………………………………………28
10.4 Hours of Operation………………………………………………………………………………29
10.5 Specifications, Standards and Procedures……………………………………………………….29
10.6 Compliance with Laws and Good Business Practices…………………………………………...29
10.7 Management and Personnel of the Franchise……………………………………………………31
10.8 Insurance…………………………………………………………………………………………31
10.9 Credit Cards and Other Methods of Payment……………………………………………………33
10.10 Pricing……………………………………………………………………………………………33
11. ADVERTISING…………………………………………………………………………………….34
11.1 By Company……………………………………………………………………………………...34
11.2 By Franchisee…………………………………………………………………………………….35
11.3 Local and Regional Advertising Cooperatives…………………………………………………...36
11.4 Websites and Other Forms of Advertising Media………………………………………………..36
12. ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS………………………………...37
13. INSPECTIONS AND AUDITS…………………………………………………………………….37
13.1 Company’s Right to Inspect the Franchise……………………………………………………….37
13.2 Company’s Right to Audit………………………………………………………………………..38
14. TRANSFER REQUIREMENTS……………………………………………………………………38
14.1 Transfer by Us…………………………………………………………………………………….38
14.2 Transfer by Franchisee……………………………………………………………………………38
14.3 Transfer to Franchisee’s Legal Entity…………………………………………………………….38
14.4 Our Right of First Refusal………………………………………………………………………...41
14.5 Transfer on Death, Permanent Incapacity or Dissolution...............................................................41
14.6 Interim Operation of Location Franchise on Death or Permanent Disaibilty.................................41
14.7 Non-Waiver of Claims....................................................................................................................41
14.8 Effect of Consent to Transfer……………………………………………………………………..43

14.9 Consent Not Unreasonably Delayed……………………………………………………………...43
15. TERMINATION OF THE FRANCHISE…………………………………………………………..43
16. RIGHTS AND OBLIGATIONS OF COMPANY AND FRANCHISEE UPON TERMINATION OR EXPIRATION OF THE FRANCHISE……………………………………………………………….45
16.1 Payment of Amounts Owed to Company………………………………………………………...45
16.2 Marks and Other Information…………………………………………………………………….46
16.3 De-Identification………………………………………………………………………………….46
16.4 Confidential Information…………………………………………………………………………46
16.5 Joint Software…………………………………………………………………………………….46
16.6 Company’s Option to Purchase Franchise Assets and Assumption of Lease……………………46
16.7 Continuing Obligations…………………………………………………………………………..47
16.8 Management of the Franchise……………………………………………………………………47
17. ENFORCEMENT…………………………………………………………………………………..48
17.1 Invalid Provisions; Substitution of Valid Provisions……………………………………………..48
17.2 Unilateral Waiver of Obligations…………………………………………………………………48
17.3 Written Consents from Company………………………………………………………………...48
17.4 Lien……………………………………………………………………………………………….49
17.5 No Guarantees…………………………………………………………………………………….49
17.6 No Waiver………………………………………………………………………………………...49
17.7 Cumulative Remedies…………………………………………………………………………….50
17.8 Specific Performance; Injunctive Relief………………………………………………………….50
17.9 Mediation and Litigation………………………………………………………………………….50
17.10 Waiver of Punitive Damages and Jury Trial; Limitations of Actions…………………………….51
17.11 Governing Law/Consent To Jurisdiction…………………………………………………………52
17.12 Binding Effect…………………………………………………………………………………….52
17.13 No Liability to Others; No Other Beneficiaries…………………………………………………..52
17.14 Construction………………………………………………………………………………………52
17.15 Joint and Several Liability………………………………………………………………………..53
17.16 Multiple Originals………………………………………………………………………………...53
17.17 Timing Is Important………………………………………………………………………………53
17.18 Independent Provisions…………………………………………………………………………...53
18. NOTICES AND PAYMENTS……………………………………………………………………...54
19. INDEPENDENT PROFESSIONAL JUDGMENT OF YOU AND YOUR GENERAL MANAGER……………………………………………………………………………………………….54
20. ENTIRE AGREEMENT……………………………………………………………………………54

Exhibit 1 - Franchise Agreement Opening Deadline/ Expiration Date
Exhibit 2 - Owner’s Guaranty and Assumption of Obligations
Exhibit 3 - Addendum to Lease Agreement
Exhibit 4 - Ownership Interests in Franchisee
Exhibit 5 - Franchisee Compliance Questionnaire
Exhibit 6 – EFT Authorization Form
Exhibit 7 - State-Specific Addenda

THE JOINT CORP.

FRANCHISE AGREEMENT

This Franchise Agreement (this or the “Agreement”) is being entered into effective as of the _____ day of _______________, 20__ (the “Agreement Date”). The parties to this Agreement are The Joint Corp., a Delaware corporation (“we,” “us,” the “Company,” or “The Joint®”); _________________________________________, (“you” or “Franchisee”), and, if you are a partnership, corporation, or limited liability company, your “ Owners” (defined below).
1.INTRODUCTION.
This Agreement has been written in an informal style in order to make it more easily readable and to be sure that you become thoroughly familiar with all of the important rights and obligations the Agreement covers before you sign it. This Agreement includes several exhibits, all of which are legally binding and are an integral part of the complete Franchise Agreement. If you are a corporation, partnership or limited liability company, you will notice certain provisions that are applicable to those principal shareholders, partners or members on whose business skill, financial capability and personal character we are relying in entering into this Agreement. Those individuals will be referred to in this Agreement as “Owners.”
Through the expenditure of considerable time, effort and money, we and our affiliates have devised a system for the establishment and operation of a The Joint® franchise business model, at chiropractic location that specializes in affordable, convenient, and accessible chiropractic care. It is our mission “to improve the quality of life through affordable, routine Chiropractic care.” The clinic environment is intended to be inviting, approachable and the atmosphere intended to be welcoming and where no appointments are necessary (all of these characteristics, amongst others, are referred to in this Agreement as the “System”). This business model includes a location model that offers all of our franchised services and products (individually, a “Location Franchise” and collectively, “Location Franchises”). We refer to the owner(s) of Location Franchise(s) generally as a “franchisee(s)”. We are a private pay model and currently do not accept insurance. We identify the System by the use of certain trademarks, service marks and other commercial symbols, including the marks “The Joint ®”, “The Joint…the chiropractic place®” “The Joint Chiropractic®” and certain associated designs, artwork and logos, which we may change or add to from time to time (the “Marks”).
From time to time we grant to persons who meet our qualifications, franchises to own and operate a Location Franchise business that will operate and/or manage clinics (as allowed by applicable law) that specialize in providing chiropractic services and products to the general public through licensed chiropractic professionals (referred to as “Clinic(s)”). This Agreement is being presented to you because of the desire you have expressed to obtain the right to develop, own, and be franchised to operate a Location Franchise (we will refer to your Location Franchise as the “Franchise” or the “Franchised Business”). You may purchase and operate your Franchise as a new, start-up (a “Start-up Location Franchise“), or may convert an existing chiropractic practice (a “Conversion

Location Franchise“). In signing this Agreement, you acknowledge that you have conducted an independent investigation of The Joint’s franchise business model, and recognize and acknowledge that, like any other business, the nature of it may evolve and change over time, AND that an investment in a The Joint® franchise involves business risks, and that the success of this business venture is primarily dependent on YOUR business abilities and efforts.
We expressly disclaim making, and you acknowledge that you have not received nor have you relied on, nor consider any of the information supplied to be any guarantee, express or implied, as to your potential revenues, profits, performance or likelihood of success of The Joint® franchise business venture contemplated by this Agreement. You acknowledge that there have been no representations by us or our affiliates or our or their respective officers, directors, members, employees, or agents that are inconsistent with the statements made in our current Franchise Disclosure Document concerning the Franchised Business, or the provisions of this Agreement. You further represent to us, that as an inducement of our entering into this Agreement with you, there have been no misrepresentations to us in your application for the rights granted by this Agreement, or in the financial information provided by you and your Owners.
2.GRANT OF FRANCHISE.
2.1Term; Reference to Exhibit 1.
You have applied for a franchise to own and operate a Location Franchise, and we have approved your application in reliance on all of the representations you made in that application. As a result, and subject to the provisions of this Agreement, we grant to you a Franchise to operate a Location Franchise that offers the products, services, and proprietary programs of ours, all to be used in accordance with all elements, rules and regulations of the System, that we may require for Location Franchises and in accordance with all manner of law and applicable regulations as relate to the chiropractic profession.
You must operate the Franchise at a mutually agreeable site (the “Premises”) that is approved by the Company and which is to be identified and secured by you after the signing of this Agreement, and to thereafter use the System and the Marks in the operation of that Franchise, for a term of 10 years (the “Initial Term”) in strict accordance with its terms. The Initial Term will begin on the Agreement Date. (For convenience, the expiration date of the Initial Term is listed on Exhibit 1.) Termination or expiration of this Agreement will constitute a termination or expiration of your Franchise. (All references to the “term” of this Agreement refer to the period from the Agreement Date to the date on which this Agreement actually terminates or expires.)
2.2Full Term Performance.
You specifically agree to be obligated to operate the Franchise, perform the obligations of this Agreement, and continuously exert your best efforts to promote and enhance the business of the Franchise for the full term of this Agreement.
2.3Management Agreement with Professional Corporation – Non-Licensed Franchisees.

If you are not a licensed chiropractor, prior to commencing operations of the Franchised Business, you must enter into a management agreement (“Management Agreement”) with a duly formed and licensed chiropractic professional corporation (or a professional limited liability company, if permitted in the state in which the Clinic is located), (a “P.C.”), whereby you will provide to the P.C., non-chiropractic directive management and administrative services and support, consistent with the System and the lawful operation of a P.C., all of which shall at all times be in compliance with all applicable laws and regulations as relates to the practice of chiropractic medicine. A form of Management Agreement, is included as an Exhibit to our Disclosure Document, which must be reviewed and revised by your local attorney to ensure compliance with all local and state legal specifications.
The P.C. shall employ and control the chiropractors and other chiropractic personnel that will provide the actual chiropractic services required to be delivered at and through the Clinic. You shall not provide any actual chiropractic services, nor shall you, direct, control or suggest to the P.C. or its chiropractors or employees the manner in which the P.C. provides or may provide actual chiropractic services to its patients or market to the public that anyone other than the P.C. is the owner/operator of the chiropractic practice to whom you provide management and business services.
Due to various federal and state laws regarding the practice of chiropractic medicine, and the ownership and operation of chiropractic practices and health care businesses that provide chiropractic services, you understand and acknowledge that you, as a non-chiropractor Franchisee, shall not engage in any practice that is, or may appear to be, the practice of chiropractic medicine. You acknowledge that the P.C. must offer all chiropractic services in accordance with all manner of law and regulation and that the Management Agreement and your relationship with the P.C. shall also be in accordance with all law and regulation and the System. It is your sole responsibility to operate in compliance with all applicable state and federal laws in relation to privacy and security of individually identifiable information.
It is your responsibility to, promptly and timely, source a duly formed and licensed P.C. for your Franchise location and enter into an approved Management Agreement with that P.C. Failure to do so will result in your inability to open your Franchise location. You must submit the duly formed P.C. and the credentials of the chiropractor or other authorized professionals of the licensed P.C. for our review and approval. You must enter into a management agreement with the P.C. for your Franchise location using our standard form of Management Agreement. While you must use our standard form of Management Agreement with the P.C., you may negotiate the monetary terms, and with our written consent, certain other terms of the agreement with the P.C. We will not unreasonably withhold our approval to request changes in the Management Agreement if such changes are consistent with applicable law and regulation and the System. You must obtain our written approval of the final Management Agreement prior to your execution. You shall ensure that the P.C. offers all chiropractic services in accordance with the Management Agreement and the System and is compliant with all manner of law and regulation. You must have a Management Agreement in effect with a P.C. at all times during the operation of the Franchised Business and during the Initial Term of this Agreement.

If you are a licensed chiropractor, or part of a P.C. owned by licensed chiropractors, you do not need to execute a Management Agreement. However, you are still responsible for compliance with all manner of law and regulation applicable to the operation of a chiropractic Clinic and your Location Franchise.
2.4Waiver of Management Agreement.
In certain states, it may be permissible under existing law applicable to chiropractic professionals and/or practices or chiropractic clinics, for a non-chiropractor to both own and operate a Clinic and a Location Franchise. Certain of those laws may also allow a non-chiropractor or non-P.C. to hire chiropractic and other professional personnel to provide chiropractic services to patients at the Clinic in accordance with chiropractic regulation. If you determine that the laws that would apply to a Clinic in your state would permit you to do so, you may request that we waive certain of the requirements of the Franchise Agreement related to the separating of the ownership and/or operation of the chiropractic aspects of the Clinic from the general business management aspects. In particular, you, under those circumstances (i) would not enter into a Management Agreement with a P.C. that, as a separate entity, would otherwise operate the Clinic and provide all chiropractic services, and (ii) you would not be restricted from hiring and supervising chiropractic professionals in accordance with that state’s regulation. Please be advised that any waiver, or modification of any of the other referenced requirements, will remain subject to compliance with all applicable laws and regulations. In such an event, and if we agree that such a waiver is appropriate, you must enter into an Amendment to Waive Management Agreement (“Waiver Agreement”), a copy of which is attached as an exhibit to our Disclosure Document. Under the Waiver Agreement, you will agree that, in lieu of entering into the Management Agreement with a P.C., you will (a) cause the Clinic to operate in accordance with all manner of law and regulation as relates to the practice of chiropractic and the standards for operating a chiropractic clinic, and (b) manage the Clinic as required in this Agreement, the System, and by performing all the responsibilities and obligations of the “Company” under the Management Agreement.
You are responsible for operating in full and complete compliance with all laws that apply to operating/managing a chiropractic Clinic in the state of your Franchise location. You must conduct your own diligence and make your own determination as to the required regulatory standards to be legally compliant to own or manage or operate a chiropractic clinic at your location. Please be advised, the laws applicable to your Clinic may change. If there are any chiropractic regulations or other laws that would render your operation of the Clinic through a single entity (or otherwise) in violation of any applicable medical or chiropractic regulation, you must immediately advise us of such change and of your proposed corrective action to comply with current chiropractic or applicable medical regulation, including (if applicable), but not limited to, entering into a Management Agreement with a P.C. Similarly, if we discover a change in any such law or regulation applicable to your Clinic, upon providing you notice of such law or regulation,, you agree to immediately make such changes as are necessary to comply with the applicable medical or chiropractic regulation, including (if applicable), but not limited to, entering into a Management Agreement with a P.C..

2.5Selection of Premises; Protected Territory; Reservation of Rights.
You and we will mutually select the location of the Premises upon or after the signing of this Agreement. You acknowledge that the Franchise granted by this Agreement gives you the right to operate your Franchise only at the Premises. We will grant you a protected territory (“the Protected Territory”). We will define the Protected Territory in an addendum to this Agreement after you select and we approve the site for your Location Franchise. Typically, the Protected Territory will include between 10,000 to 30,000 households as defined by the natural traffic and trade patterns of your approved site. We will describe the Protected Territory using either longitude and latitude coordinates or a map that will show in general terms the fixed geographical boundaries (such as rivers, streets or highways). The geographic size of the Protected Territory will vary based upon population density and a variety of demographic factors. In dense urban areas, the Protected Territory may encompass a city block or less, and at Non-Traditional Sites, we might limit your Protected Territory to the site of your Location Franchise. In less dense suburban areas, the Protected Territory could include an entire municipality. For purposes of this Agreement, a “Non-Traditional Site” means any site or channel that generates customer traffic flow that is independent from the general customer traffic flow of the surrounding area, including on or within the confines or premises of military bases, shopping malls or centers, airports, stadiums, major industrial or office complexes, parking lots or structures, mobile vehicles, airports, hotels, resorts, school campuses, train stations, travel plazas, toll roads, casinos, hospitals, theme parks, and sports or entertainment venues. We would expect to grant franchises for Non-Traditional Sites in self-contained locations such as college or university campuses, airports, hospitals, or sports arenas.
We will not modify your Protected Territory during the franchise term. If you intend to renew or transfer the franchise, and your Protected Territory is larger than our then-current standard size for territories or the then-current demographics of your Protected Territory have changed, then we may reduce the size of your Protected Territory on renewal or require your transferee to operate the Location Franchise in a smaller territory. If we reduce the Protected Territory, we will give you or your transferee the option (as applicable) to develop the remaining territory.
If you are in full compliance with the Franchise Agreement, then during the Franchise Agreement term, neither we nor our affiliates will operate or grant a franchise for the operation of another Location Franchise or a Company-owned outlet located within your Protected Territory (except for Location Franchises at Non-Traditional Sites) that offers the same or similar goods or services under the same or similar trademarks. Because we retain the ability to operate or grant others the right to operate Location Franchises at Non-Traditional Sites in your Protected Territory, you will not receive an exclusive territory. You may face competition from other Franchisees, from outlets that we own, or from other channels of distribution or competitive brands that we control.
    We and our affiliates reserve the right to engage in any activities we deem appropriate that your Franchise Agreement does not expressly prohibit, whenever and wherever we desire, including the right to (1) own, acquire, site build, or operate, for our own account, or grant to others the right to operate Location Franchises on terms and conditions and at locations we deem appropriate outside of your Protected Territory; (2) to grant Regional

Developer franchises which may encompass the area where your site is located; (3) provide or grant other persons the right to provide goods and services that are similar to and/or competitive with those provided by Location Franchises through any distribution channel, including, but not limited to, sales via mail order, catalog, toll-free telephone numbers, and electronic means, including the Internet under the Marks or trademarks and services marks other than the Marks; (4) acquire the assets or ownership interest of businesses providing products and services similar to those provided at Location Franchises, and franchising, licensing, or creating similar arrangements with respect to those acquired businesses, wherever those businesses or their Franchisees or licensees are located; and (5) being acquired (regardless of the form of transaction) by a business providing products and services similar to those provided at Location Franchises or another business.
2.6Renewal of Franchise.
(a)Franchisee’s Right to Renew. Subject to the provisions of subparagraph 2.6(b) below, and provided you are not in default of any material terms of this Agreement or any other agreement(s) you may have with us, and if you have substantially complied with all provisions of this Agreement and all other agreements between us, then upon the expiration of the Initial Term, you will have the right to renew the Franchise for one (1) additional term of ten (10) years (the “Renewal Term”). Notwithstanding the foregoing, such right of renewal is expressly conditioned upon your having refreshed and refurbished the Premises, including the replacement of fixtures, furnishings, wall decor, furniture, equipment, and signs and otherwise modify the Franchise to be in compliance with current specifications and standards then applicable for Location Franchises within thirty (30) days prior to the commencement of the Renewal Term. In addition, we have the right, in our sole discretion, to withhold our consent in the event you have received any email or letter from us notifying you of a breach of this Agreement, the Operations Manual or any other agreement with us (or similar reporting email or letter communications) and have failed to timely or satisfactorily cure the applicable breach in accordance with our instructions.
(b)Notice of Deficiencies and Other Requirements. At least one (1) year before the expiration of the Initial Term, we agree to give you written notice of any deficiencies in your operation or in the historical performance, marketing and revenue generation of the Franchise that could cause us not to renew the Franchise. Such notice will state what actions, if any, you must take to correct the deficiencies in your operation of the Franchise or of the Premises, and will specify the time period in which those deficiencies must be corrected or other requirements satisfied so that we may grant a renewal. Renewal of the Franchise will be conditioned upon your correction of the cited deficiencies and on your compliance with all the terms and conditions of this Agreement up to the date of expiration. If you are in default of any provisions of the Agreement or related agreements, you will not be granted a right to renew your Franchise. If we send a notice of non-renewal, it will state the reasons for our refusal to renew.
(c)Renewal Agreement. Should you choose to seek to renew the Franchise, you must provide us with written notice of that intent no earlier than two (2) years and no later than one (1) year before the expiration of the Initial Term. Should you be granted a right to renew the Franchise as set forth above, the Company, you and your Owners must execute the then current form of Franchise Agreement and any ancillary agreements with appropriate modification memorializing that a renewal fee will be due and payable and not the current, initial franchise fee. Said renewal fee shall equal 25% of the then-current initial franchise fee for a Location Franchise.
2.7Personal Guaranty by Owners; Reference to Exhibit 2.
Each of the Owners and their spouses (where applicable), will be required to execute a personal guaranty (the “Guaranty”), guaranteeing the Franchise’s liabilities and obligations to the Company. A copy of the Guaranty and Assumption of Obligations is incorporated herein as Exhibit 2.
3.DEVELOPMENT AND OPENING OF THE FRANCHISE
3.1Site Approval; Lease or Purchase of Premises; Opening Timeline; Reference to Exhibit 3.
(a)You must locate and select a proposed site for the Premises that is acceptable and approved by us as suitable for the operation of a Location Franchise. Your proposed site must be submitted with the required documentation in accordance with our policies and procedures, and must be reviewed and approved by us. Acceptance of a proposed site shall be at our sole and absolute discretion and shall not constitute, nor be deemed, a judgment as to the likelihood of success of a Location Franchise at such location, or a judgment as to the relative desirability of such location in comparison to other locations. We will accept or reject a proposed site within fifteen business (15) days of receipt of a completed site submission package, as same may be defined and modified by us from time to time in our sole and absolute discretion. Your failure to submit a completed site approval package with the required information, and/or failure to secure an acceptance from us for a proposed Site for the Premises in a timely manner shall NOT be reason for extending the Opening Deadline set forth in this Franchise Agreement.
(b)Following our acceptance of your site submittal package, you must obtain lawful possession of the Premises by executing a lease for the Premises (“the Lease”). Prior to your executing the Lease, and as a condition of our acceptance, be advised that the Lease for the Premises MUST include the form of Addendum to Lease, attached as Exhibit 3 to the Franchise Agreement, and which provides us amongst other things, requisite notice from the Landlord to the Franchisor for any defaults under your lease, and expressly permits us to take possession of the Premises under certain conditions and/or if this Agreement is terminated or if you violate the terms of the Lease. Before executing a lease, you must submit it to us for review. You agree that you will not execute a lease without our advance written approval of the lease terms which must specifically include the designated form of Franchisor rider or additional required lease language.
(c)Unless we agree otherwise, you must open your franchise for business no later than the Opening Deadline set forth in Exhibit 1 to this Agreement. If no Opening Deadline is set forth in Exhibit 1, then the Opening Deadline shall be deemed to be two-hundred and forty (240) days from the Agreement Date. If you are delayed from opening your Location Franchise by the Opening Deadline, you must immediately provide us with a written request to extend the deadline, which we may grant or withhold in our sole discretion. The request must state: (1) that a delay is anticipated; (2) the reasons which caused the delay; (3) the efforts that you are making to proceed with the opening; and (4) an anticipated opening date. In considering the request, we will not unreasonably withhold our consent to a delay if you have been diligently pursuing the opening.
Unless we agree to extend the Opening Deadline, if you do not open your Franchise for business by the Opening Deadline, you will be considered in default of your Franchise Agreement. Upon receipt of written notice from us of such default, you must cure such default by opening your Franchise for business no more than one ninety (90) days after receipt of such notice, or one hundred and eighty (180) days after the Opening Deadline, whichever occurs first. If you fail to cure your default, we have the right to immediately terminate your Franchise.
Regardless of whether you open your Franchise for business by the Opening Deadline, you are obligated to pay us the minimum Royalty Fee of $700 due under Section 6.2 of this Agreement, thirty (30) days after the Opening Deadline. If you open your Franchise for business earlier than the Opening Deadline, you are obligated to pay us the minimum Royalty Fee of $700 due under Section 6.2 of this Agreement on the first day of the month following the partial month you opened your Franchise for business. If you fail to pay the minimum Royalty Fee due during the time you are in default of this Section 3.1(c), and do not cure such default after receipt of ten (10) days written notice from us of such default, we may immediately terminate your Franchise.
3.2Prototype and Construction Plans and Specifications.
Upon receipt from you of completed pre-construction forms and as-built drawings of the Location, we shall provide to Franchisee a Clinic floor plan design for the Location containing floor plan, demising and interior wall locations, flooring specification, ceiling specification, furnishing, fixture, and equipment location and specification (hereby known as "Clinic Schematic"). The Franchisee will receive the Joint’s design requirements, including building specifications (locations of walls, counters, retail displays, fixtures, and equipment) (the “Clinic Design”). We do not represent or warrant design compliance with Applicable Laws, including the Americans with Disabilities Act (“ADA”). Franchisee shall, at its sole cost and expense, ensure that the Clinic Design complies with all Applicable Laws (including the ADA), and Franchisee shall obtain any required architectural seals, engineering seals and other required approvals. The cost of any leasehold improvements, equipment, fixtures and displays, and of any architectural and engineering drawings, are Franchisee’s sole responsibility. Franchisee must utilize The Joint’s design department to prepare and complete all construction drawings for new Centers, remodels, relocations, Kiosks and upgrades, which services shall be subject to The Joint’s then-current fees, as described in the Manuals.
In order to address and adapt to ever-changing economic and marketplace conditions and consumer expectations and demands, we may throughout the Term consider and test, and in its sole judgment implement, modifications to the design, appearance, branding, and/or layout of The Joint Clinics. Franchisee therefore acknowledges that, after construction and development of its Clinics, we might choose to implement modifications to the design, appearance, branding, and/or layout of The Joint Clinics, as a result of which Franchisee’s Clinic Design may no longer might be the latest design specification for The Joint Clinics. Whether or not Franchisee is required or chooses to modify its Clinic Design during the Term to the new design, as provided elsewhere in this Agreement, nothing in this Agreement prevents The Joint at any time from implementing modifications to the design, appearance, branding, and/or layout of The Joint’s Clinics in its sole judgment, and Franchisee agrees it will have no claim against The Joint or any Affiliate of The Joint if Franchisee’s Clinic Design is not then the latest design for The Joint Chiropractic Clinic.
3.3Development of the Franchise.
You agree at your own expense to do the following by the Opening Deadline defined in Exhibit 1: (1) secure all financing required operating and development capital to fully develop, fund and operate the Franchise in accordance with this Agreement and the System; (2) obtain all required building, utility, sign, health, sanitation and business permits and licenses and any other required permits and licenses necessary to operate a Clinic at the location; (3)  construct the Franchise location according to the approved construction plans and specifications; (4) decorate the Franchise location in compliance with the approved plans and specifications; (5) purchase and install all required equipment, furniture, furnishings and signs; (6) cause the training requirements of Section 4 to be completed; (7) purchase an opening inventory of products and other supplies and materials; (8)  provide proof, in a form satisfactory to us, that your operation of the Franchise at the Franchise location does not violate any applicable state or local zoning or land use laws, ordinances, or regulations, or any restrictive covenants that apply to such location; (9) provide proof, in a form satisfactory to us, that you (and/or your General Manager, as defined in Section 4.1, if any) are legally authorized and have all licenses necessary to perform all of the services to be offered by your Franchise, and that your organizational structure is consistent with all legal requirements, including but not limited to any required affiliation with a P.C. and/or management company; (10) provide proof, in a format satisfactory to us, that you have obtained all required insurance policies, and have named us, as an additional insurance under all such policies; (11) submit to us a completed copy of the grand opening checklist we provide to you; (12) do any other acts necessary to open the Franchise for business; (13) obtain our approval to open the Franchise for business; and (14) open the Franchise for business.
3.4Computer System.
(a)General Requirements. You agree to exclusively use in the development and operation of the Franchise the computer terminals/billing systems and operating software (“Computer System”) that we specify from time to time. You acknowledge that we may modify such specifications and the components of the Computer System from time to time. As part of the Computer System, we may require you to obtain specified computer hardware and/or software, including without limitation a license to use proprietary software developed by us or others. Our modification of such specifications for the components of the Computer System may require you to incur costs to purchase, lease and/or obtain by license new or modified computer hardware and/or software, and to obtain service and support for the Computer System during the term of this Agreement. You acknowledge that we cannot estimate the future costs of the Computer System (or additions or modifications thereto), and that the cost to you of obtaining the Computer System (or additions or modifications thereto), including software, may not be fully amortizable over the remaining term of this Agreement. Nonetheless, you agree to incur such costs in connection with obtaining the computer hardware and software comprising the Computer System (or additions or modifications thereto). Within sixty (60) days after you receive notice from us, you agree to obtain the components of the Computer System that we designate and require. You further acknowledge and agree that we and our affiliates have the right to charge a reasonable systems fee for software or systems installation services; modifications and enhancements specifically made for us or our affiliates that are licensed to you; and other maintenance and support Computer System-related services that we or our affiliates furnish to you. You will have sole responsibility for: (1) the acquisition, operation, maintenance, and upgrading of your Computer System; (2) the manner in which your Computer System interfaces with our computer system and those of third parties; and (3) any and all consequences that may arise if your Computer System is not properly operated, maintained, and upgraded.
(b)    Software. As a Franchisee of The Joint®, we will provide to you our proprietary office management software (the “Joint Software”), which you will be required to install onto the Computer System and use in the daily operation of the Franchise. In addition, we may, at any time and from time to time, contract with one or more software providers, business service providers, or other third parties (individually, a “Service Provider”) to develop, license, or otherwise provide to or for the use and benefit of you and other Location Franchises, certain software, software applications, and software maintenance and support services related to the Computer System that you must or may use in accordance with our instructions with respect to your Computer System.
3.5Equipment, Furniture, Fixtures, Furnishings and Signs.
You agree to use in the development and operation of the Franchise only those brands, types, and/or models of equipment, furniture, fixtures, furnishings, and signs we have approved.
3.6Franchise Opening.
You agree not to open the Franchise for business until: (1) all of your obligations under Paragraphs 3.1 through 3.4 of this Section have been fulfilled; (2) we determine that the Franchise has been constructed, decorated, furnished, equipped, and stocked with materials and supplies in accordance with plans and specifications we have provided or approved; (3) you and any of your Franchise’s employees whom we require complete our pre-opening Initial Training (as defined herein) to our satisfaction; (4) the Initial Franchise Fee (as defined herein) and all other amounts due to us have been paid; (5) you have furnished us with copies of all insurance policies required by Paragraph 10.8 of this Agreement, or have provided us with appropriate alternative evidence of insurance coverage and payment of premiums as we have requested; (6) You have, if required, entered into a management agreement relationship with a duly formed and licensed P.C. and (7) we have approved any marketing, advertising, and promotional materials you desire to use, as provided in Paragraph 11.2 of this Agreement.

The Company will provide, at our expense, an opening supervisor to be on site at your Location Franchise to assist you with your operational efficiency, staff training, Location Franchise setup and grand opening. The opening supervisor will be on site one (1) day before the opening of your first Location Franchise and for one (1) day after the opening of your first Location Franchise.
4.TRAINING.
4.1General Manager.
At your request, we may, but are not obligated to, agree for you to employ a general manager to operate the Franchise (“General Manager”). The term “General Manager” means an individual with primary day-to-day responsibility for the Franchise’s operations, and may or may not be you (if you are an individual) or an Owner, officer, director, or employee of yours (if you are other than an individual). We may or may not require that the General Manager have an equity interest in the Franchise. The General Manager will be obligated to devote his or her full time, best efforts, and constant personal attention to the Franchise’s operations, and must have full authority from you to implement the System at the Franchise. You must not hire any General Manager or successor General Manager without first receiving our written approval of such General Manager’s qualifications. Each General Manager and successor General Manager must attend and complete our Initial Training (as defined herein). No General Manager may have any interest in or business relationship with any business competitor of your franchise. Each General Manager must sign a written agreement, in a form approved by us, to maintain confidential our Confidential Information described in Paragraph 9.1, and to abide by the covenants not to compete described in Paragraph 9.3. You must forward to us a copy of each such signed agreement. If we determine, in our sole discretion, during or following completion of the Initial Training program, that your General Manager (if any) is not qualified to act as General Manager of the Franchise, then we have the right to require you to choose (and obtain our approval of) a new individual for that position.
4.2Training.
You acknowledge that it is very important to the operation of the Franchise that you and your employees receive appropriate training. To that end, you agree as follows:
(a)No later than thirty (30) days before the Franchise opens for business, you must attend our initial training program for your Franchise (the “Initial Training”) at the time and place we designate. You (if you are an individual) or at least one of your Owners (if you are a legal entity) must complete the Initial Training to our satisfaction. If you employ a General Manager other than yourself or one of your Owners, that General Manager must also complete the Initial Training to our satisfaction. Other employees may complete the Initial Training at your sole discretion and expense, provided you first obtain our approval and subject to availability of facilities and materials. The Initial Training may include classroom instruction and Location Franchise operation training, and will be furnished at our training facility in Scottsdale, Arizona, your Franchise Location, and/or at another certified training location we designate. Our Initial Training programs may be different for each employee depending on their responsibilities at the Franchise. There will be no tuition charge for the persons whom we require to attend any Initial Training program or for any additional personnel of your choosing. All persons who attend our Initial Training must attend and complete the Initial Training to our satisfaction. If we, in our sole discretion, determine that any General Manager or employee who attends any Initial Training program is unable to satisfactorily complete such program, then you must not allow that person to work at your Location Franchise, and must identify a substitute General Manager or employee who must enroll in the Initial Training program within fifteen (15) days thereafter, and complete the Initial Training to our satisfaction.
(b)You agree to attend, and have your General Manager (if applicable and desired) and/or other employees who you have had attend our Initial Training, complete such additional training programs at places and times as we may request from time to time during the term of this Agreement.
(c)In addition to providing the Initial Training described above, we reserve the right to offer and hold such additional ongoing training programs (and Franchisee meetings regarding such topics and at such times and locations as we may deem necessary or appropriate. We also reserve the right to make any of these training programs mandatory for you and/or designated owners, and/or representatives of yours, including your General Manager (if any). We reserve the right to charge you a daily attendance fee in an amount to be set by us for each attendee of yours who attends any mandatory or optional training program or owners meeting. If we offer any such mandatory training programs, then you or your designated personnel must attend.
(d)You agree to pay all wages and compensation owed to, and travel, lodging, meal, transportation, and personal expenses incurred by, all of your personnel who attend our Initial Training and/or any mandatory or optional training we provide.
(e)We may require your employees to periodically and on an ongoing basis take and pass an online computer training course and/or exam. While there is no cost to take such training, we may require all employees and staff to pass such training to our satisfaction before they may begin working at your Franchise location.
(f)The Franchisee’s General Manager (if any) and other employees shall obtain all certifications and licenses required by law in order to perform their responsibilities and duties for the Franchise.
5.GUIDANCE; OPERATIONS MANUAL.
5.1Guidance and Assistance.
During the term of this Agreement, we may from time to time furnish you guidance and assistance with respect to: (1) specifications, standards, and operating procedures used by Location Franchises; (2) purchasing approved equipment, furniture, furnishings, signs, materials and supplies; (3) development and implementation of local advertising and promotional programs; (4) general operating and management procedures; (5) establishing and conducting employee training programs for your Franchise; and (6) changes in any of the above that occur from time to time. This guidance and assistance may, in our discretion, be furnished in the form of bulletins, written reports and recommendations, operations manuals and other written materials (the “Operations Manual”), and/or telephone consultations and/or personal consultations at our offices or your Franchise. If you request—and if we agree to provide—any additional, special on-premises training of your personnel or other assistance in operating your Franchise, then you agree to pay a daily training fee in an amount to be set by us, and all expenses we incur in providing such training or assistance, including any wages or compensation owed to, and travel, lodging, transportation, and living expenses incurred by, our Company personnel.
5.2Operations Manual.
The Operations Manual we lend to you will contain mandatory and suggested specifications, standards, and operating procedures that we prescribe from time to time for your Franchise, as well as information relative to other obligations you have in the operation of the Franchise. The Operations Manual may be composed of or include audio recordings, video recordings, computer disks, compact disks, and/or other written or intangible materials. We may make all or part of the Manual available to you through various means, including the Internet. A previously delivered Operations Manual may be superseded from time to time with replacement materials to reflect changes in the specifications, standards, operating procedures and other obligations in operating the Franchise, you must keep your copy of the Operations Manual current. If you and we have a dispute over the contents of the Manual, then our master copy of the Manual will control. You agree that you will not at any time copy any part of the Operations Manual, permit it to be copied, disclose it to anyone not having a need to know its contents for purposes of operating your Franchise, or remove it from the Franchise location without our permission.
5.3Modifications to System.
We will continually be reviewing and analyzing developments in the healthcare, and chiropractic industries, as well as developments in fields related to small-business management, and based upon our evaluation of this information, may make changes in the System, including but not limited to, adding new components to services offered and equipment used by Location Franchises. Moreover, changes in laws regulating the services offered by Location Franchises may (a) require us to restructure our franchise program, (b) require your General Manager (if any) and employees to obtain additional licenses or certifications, (c) require you to retain or establish relationships with additional professionals and specialists in the chiropractic and/or healthcare industries, and/or (d) require you to modify your ownership or organizational structure. You agree, at our request, to modify the operation of the Franchise to comply with all such changes, and to be solely responsible for all related costs.
5.4Advisory Councils.
You agree to participate in, and, if required, become a member of any advisory councils or similar organizations we form or organize for Location Franchises. We may, in our sole discretion, change or dissolve any advisory councils or similar organization we have formed or organized.

6.FEES AND COSTS.
6.1Initial Franchise Fee.
You agree to pay us the initial franchise fee of Thirty-Nine Thousand and Nine Hundred Dollars ($39,900.00) (the “Initial Franchise Fee”) when you sign this Agreement. In recognition of the expenses we incur in furnishing assistance and services to you, you agree that we will have fully earned the Initial Franchise Fee, and that is due and non-refundable when you sign this Agreement.
6.2Royalty Fee.
You agree to pay us a continuing franchise royalty fee (“Royalty Fee”) in the amount of seven percent (7%) of the gross revenues of the Franchise for all periods, with a minimum monthly amount of Seven Hundred and No/100 Dollars ($700.00). This fee will be payable on the 1st and 16th of each month based on the Franchise’s gross revenues. If the 1st or 16th of the month fall on a weekend or holiday, then the fee is payable on the next business day. If, at the end of any calendar month, the total Royalty Fee collected for the preceding month is less than $700.00, the difference between the amount collected and $700.00 shall be due on the tenth (10th) day of the following month. You are obligated to pay us the minimum Royalty Fee of $700.00 due under this Section, thirty (30) days after you open your Franchise for business, or thirty (30) days after your Opening Deadline, whichever occurs first. If you open your Franchise for business prior to the Opening Deadline you are obligated to pay us the minimum Royalty Fee on the first day of the month following the partial month in which you opened your Franchise for business. If you fail to open your Franchise for business by the Opening Deadline, you will be obligated to pay us the minimum Royalty Fee thirty (30) days after your Opening Deadline. The terms “gross revenues” shall, for purposes of this Agreement, mean the total of all revenue and receipts derived from the operation of the Franchise, including all amounts received at or away from the site of the Franchise, or through the business the Franchise conducts (such as fees for chiropractic care, fees for the sale of any service or product, gift certificate sales, and revenue derived from products sales, whether in cash or by check, credit card, debit card, barter or exchange, or other credit transactions); and excludes only sales taxes collected from customers and paid to the appropriate taxing authority, and all customer refunds and credits the Franchise actually makes. For the avoidance of doubt, you specifically acknowledge that “gross revenues” includes the gross revenues of any P.C. or any of P.C.’s clinics that are managed by you pursuant to a Management Agreement, even if those revenues are not recognized on your books, and that you are responsible for determining those revenues and paying the Royalty Fee as if those revenues were recognized on your books. You and we acknowledge and agree that the Royalty Fee represents compensation paid by you to us for the guidance and assistance we provide and for the use of our Marks, Confidential Information (as defined herein), know-how, and other intellectual property we allow you to use under the terms of this Agreement. The Royalty Fee does not represent payment for the referral of customers to you, and you acknowledge and agree that the services we offer to you and our other The Joint® franchisees do not include the referral of customers.

6.3Regional and National Advertising Fee.
Recognizing the value of advertising to the goodwill and public image of Location Franchises, we may, in our sole discretion, establish, maintain and administer one or more regional and/or national advertising funds (the “Ad Fund(s)”) for such advertising, as we may deem necessary or appropriate in our sole discretion. However, we may choose to use only one Ad Fund to meet the needs of regional, multi-regional, and national advertising and promotional programs. You agree to contribute to the Ad Fund a percentage of gross revenues of the Franchise in an amount we designate, up to a maximum of two percent (2%) of the gross revenues of the Franchise. As of the date of this Agreement, the current required contribution to the Ad Fund is two percent (2%) of the gross revenues of the Franchise. These advertising fees (”Advertising Fees”) will be payable with and at the same time as your Royalty Fees payable under Paragraph 6.2 above. A further description of the Ad Fund and your obligations with respect to advertising and promoting the Franchise is found in Section 11 of this Agreement.
6.4Local Advertising.
(a)By Franchisee. In addition to the Advertising Fees set forth in Paragraph 6.3, which will be used by us to promote The Joint® on a regional and national level, you agree to spend a certain amount on advertising in your local market area. This amount must equal the greater of (a) Three Thousand and No/100 Dollars ($3,000.00) or (b) five percent (5%) of the Franchise’s gross revenues for each month during the term of this Agreement (the “Minimum Local Advertising Requirement”). We may require you to use one or more required suppliers or vendors for your local advertising. All proposed local advertising must be submitted to and approved by us before you enter into any advertising agreements. You must provide us (in a form we approve or designate) evidence of your required local advertising, marketing and promotional expenditures by the thirtieth (30th) day of each month, for the preceding calendar month, along with a year-to-date report of the total amount spent on local advertising. We may require, at our absolute and sole discretion, that you submit an annual marketing plan with details on planned expenditures of local advertising dollars.
(b)Local and Regional Advertising Cooperative. In the event that more than one Location Franchise is located in a Designated Market Area (“DMA”), we reserve the right to form, or require you and the other The Joint® franchisees in the DMA to form, a local or regional advertising cooperative (the “Ad Co-op”). A DMA is a geographic area around a county in which the radio and television stations based in that county account for a greater proportion of the listening/viewing public than those based in the neighboring cities. We may require you to join any Ad Co-op and contribute to its funding. The amount you pay to your Ad Co-op is determined by the Co-op members. Amounts contributed to any Ad Co-op may be applied towards your Minimum Local Advertising Requirement set forth in Paragraphs 6.4(a) and 11.2.
6.5Grand Opening Costs.
During the one hundred and twenty days (120) day period that begins thirty (30) days prior to the opening of your Franchise, and ends ninety (90) days after the opening of your Franchise (the “Grand Opening Period”), you will be required to expend at least Fourteen Thousand and No/100 Dollars ($14,000.00) in verifiable marketing costs to publicize the grand opening of your Franchise. These costs may include, but are not limited to, temporary signage, local advertising, flyers, promotions, digital advertising, giveaways and other promotions. You must submit for approval a plan for spending your Grand Opening advertising dollars, in advance of the Grand Opening Period. Upon conclusion of the Grand Opening Period, you must send to us a report detailing the amounts spent and that allocated to the particular medium to publicize the grand opening of your franchise during the Grand Opening Period. All proposed grand opening advertising must be submitted to and approved by us. At our request, you must provide us with any documentation we request showing that you have met the required spend for your Grand Opening.
6.6Software and Programing Fees.
You are responsible for all costs associated with the purchase and installation of our proprietary software (“The Joint® Software”). For each month during the term of this Agreement, the on-going license fee for the Joint Software is Five Hundred and Ninety-Nine Dollars ($599.00), which will be debited from the Account on the fifth (5th) day of each month for the preceding month. We reserve the right to increase the license fee for The Joint® Software to $699.00 a month. We will give you thirty (30) days prior written notice prior to increasing the cost of The Joint® Software fee, after which time, the new amount will be automatically debited from your account.
You are responsible for the cost to purchase and maintain any other software licenses or programs that we may require you to use in connection with your franchise.
6.7Relocation Fee.
If you must relocate the Premises of your Location Franchise for any reason, you must pay to us a Franchise Relocation Fee (the “Relocation Fee”) of Two Thousand Five Hundred and No/100 Dollars ($2,500.00). The Relocation Fee will help the Company defray the costs of approving a new location, reviewing and approving plans for the new location, and updating Company records and marketing materials to reflect the new location.
6.8Late Payments.
All Royalty Fees, Advertising Fees, amounts due from you for purchases from us or our affiliates, and other amounts which you owe us or our affiliates (unless otherwise provided for in a separate agreement between us or our affiliates) will begin to accrue interest after their respective due dates at the lesser of (i) the highest commercial contract interest rate permitted by state law, and (ii) the rate of eighteen percent (18%) per annum. Payments due us or our affiliates will not be deemed received until such time as funds from the deposit of any check by us or our affiliates is collected from your account. You acknowledge that the inclusion of this Paragraph in this Agreement does not mean we agree to accept or condone late payments, nor does it indicate that we have any intention to extend credit to, or otherwise finance your operation of the Franchise. We have the right to require that any payments due us or our affiliates be made by certified or cashier’s check in the event that any payment by check is not honored by the bank upon which the check is drawn. We also reserve the right to charge you a fee of Thirty-Five and No/100 Dollars ($35.00) for any payment by check that is not honored by the bank upon which it is drawn or the maximum as permitted by law.
6.9Electronic Funds Transfer.
We have the right to require you to participate in an electronic funds transfer program under which Royalty Fees, Advertising Fees, and any other amounts payable or owed to us or our affiliates, including any administrative fees, are deducted or paid electronically from your bank account (the “Account”). In the event you are required to authorize us to initiate debit entries, you agree to make the funds available in the Account for withdrawal by electronic transfer no later than the payment due date. The amount actually transferred from the Account to pay Royalty Fees and Advertising Fees will be based on the Franchise’s gross revenues as reported in the Franchise’s practice management software. If you have not properly input the Franchise’s gross revenues for any reporting period, then we will be authorized to debit the Account in an amount equal to one hundred twenty percent (120%) of the Royalty Fee, Advertising Fee, and other amounts transferred from the Account for the last reporting period for which a report of the Franchise’s gross revenues was provided to us. If at any time we determine that you have under-reported the Franchise’s gross revenues or underpaid any Royalty Fee or Advertising Fee due us under this Agreement, then we will be authorized to initiate immediately a debit to the Account in the appropriate amount, plus applicable interest, in accordance with the foregoing procedure. Any overpayment will be credited, without interest, against the Royalty Fee, Advertising Fee, and other amounts we otherwise would debit from your account during the following reporting period. Our use of electronic funds transfers as a method of collecting Royalty Fees and Advertising Fees due us does not constitute a waiver of any of your obligations to provide us with weekly reports as provided in Section 12, nor shall it be deemed a waiver of any of the rights and remedies available to us under this Agreement.
6.10Application of Payments.
When we receive a payment from you, we have the right in our sole discretion to apply it as we see fit to any past due indebtedness of yours due to us or our affiliates, whether for Royalty Fees, Advertising Fees, purchases, interest, or for any other reason, regardless of how you may designate a particular payment should be applied.
6.11Modification of Payments.
If, by operation of law or otherwise, any fees contemplated by this Agreement cannot be based upon gross revenues, then you and we agree to negotiate in good faith an alternative fee arrangement. If you and we are unable to reach an agreement on an alternative fee arrangement, then the Company reserves the right to terminate this Agreement upon notice to you, in which case all of the post-termination obligations set forth in Section 16 shall apply.

7.MARKS.
7.1Ownership and Goodwill of Marks.
You acknowledge that your right to use the Marks is derived solely from this Agreement, and is limited to your operation of the Franchise pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures we prescribe from time to time during the term of the Franchise. You understand and acknowledge that our right to regulate the use of the Marks includes, without limitation, any use of the Marks in any form of electronic media, such as Websites (as defined herein) or web pages, or as a domain name or electronic media identifier. If you make any unauthorized use of the Marks, it will constitute a breach of this Agreement and an infringement of our rights in and to the Marks. You acknowledge and agree that all your usage of the Marks and any goodwill established by your use will inure exclusively to our benefit and the benefit of our affiliates, and that this Agreement does not confer any goodwill or other interests in the Marks on you (other than the right to operate the Franchise in compliance with this Agreement). All provisions of this Agreement applicable to the Marks will apply to any additional trademarks, service marks, commercial symbols, designs, artwork, or logos we may authorize and/or license you to use during the term of this Agreement.
7.2Limitations on Franchisee’s Use of Marks.
You agree to use the Marks as the sole trade identification of the Franchise, except that you will display at the Franchise location a notice, in the form we prescribe, stating that you are the independent owner of the Franchise pursuant to a Franchise Agreement with us. You agree not to use any Mark as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols (other than logos and additional trade and service marks licensed to you under this Agreement), or in any modified form. You also shall not use any Mark or any commercial symbol similar to the Marks in connection with the performance or sale of any unauthorized services or products, or in any other manner we have not expressly authorized in writing. You agree to display the Marks in the manner we prescribe at the Franchise and in connection with advertising and marketing materials, and to use, along with the Marks, any notices of trade and service mark registrations we specify. You further agree to obtain any fictitious or assumed name registrations as may be required under applicable law.
7.3Notification of Infringements and Claims.
You agree to immediately notify us in writing of any apparent infringement of or challenge to your use of any Mark, or claim by any person of any rights in any Mark or similar trade name, trademark, or service mark of which you become aware. You agree not to communicate with anyone except us and our counsel in connection with any such infringement, challenge, or claim. We have the right to exclusively control any litigation or other proceeding arising out of any actual or alleged infringement, challenge, or claim relating to any Mark. You agree to sign any documents, render any assistance, and do any acts that our attorneys say is necessary or advisable in order to protect and maintain our interests in any litigation or proceeding related to the Marks, or to otherwise protect and maintain our interests in the Marks.

7.4Discontinuance of Use of Marks.
If it becomes advisable at any time in our sole judgment for the Franchise to modify or discontinue the use of any Mark, or use one or more additional or substitute trade or service marks, including the Marks used as the name of the Franchise, then you agree, at your sole expense, to comply with our directions to modify or otherwise discontinue the use of the Mark, or use one or more additional or substitute trade or service marks, within a reasonable time after our notice to you.
7.5Indemnification of Franchisee.
We agree to indemnify you against, and reimburse you for, all damages for which you are held liable in any trademark infringement proceeding arising out of your use of any Mark pursuant to and in compliance with this Agreement, and for all costs you reasonably incur in the defense of any such claim in which you are named as a party, so long as you have timely notified us of the claim, and have otherwise complied with this Agreement.
8.RELATIONSHIP OF THE PARTIES; INDEMNIFICATION.
8.1Independent Contractor; No Fiduciary Relationship.
This Agreement does not create a fiduciary relationship between you and us. You and we are independent contractors, and nothing in this Agreement is intended to make either party a general or special agent, joint venture, partner, or employee of the other for any purpose whatsoever. You agree to conspicuously identify yourself in all your dealings with customers, suppliers, public officials, Franchise personnel, and others as the owner of the Franchise pursuant to a Franchise Agreement with us, and to place any other notices of independent ownership on your forms, business cards, stationery, advertising, and other materials as we may require from time to time.
8.2No Liability, No Warranties.
We have not authorized or empowered you to use the Marks except as provided by this Agreement, and you agree not to employ any of the Marks in signing any contract, check, purchase agreement, negotiable instrument or legal obligation, application for any license or permit, or in a manner that may result in liability to us for any indebtedness or obligation of yours. Except as expressly authorized by this Agreement, neither you nor we will make any express or implied agreements, warranties, guarantees or representations, or incur any debt, in the name of or on behalf of the other, or represent that your and our relationship is other than that of franchisor and Franchisee.
8.3Indemnification.
We will not assume any liability or be deemed liable for any agreements, representations, or warranties you make that are not expressly authorized under this Agreement, nor will we be obligated for any damages to you or any person or property directly or indirectly arising out of the operation of the business you conduct pursuant to this Agreement, whether or not caused by your negligent or willful action or failure to act. We will have no liability for any sales, use, excise, income, gross receipts, property, or other taxes levied against you or your assets, or on us, in connection with the business you conduct, or any payments you make to us pursuant to this Agreement (except for our own income taxes). We will not assume any liability or be deemed liable for any agreements you enter with any third parties, whether or not they are an approved or required vendor. You agree to indemnify, defend, and hold us, our affiliates and our and their respective owners, directors, officers, employees, agents, successors, and assigns (individually, an “Indemnified Party,” and collectively, the “Indemnified Parties”), harmless against, and to reimburse such Indemnified Parties for, all such obligations, damages, and taxes for which any Indemnified Party may be held liable, and for all costs the Indemnified Party reasonably may incur in the defense of any such claim brought against the Indemnified Party, or in any such action in which the Indemnified Party may be named as a party, including without limitation actual and consequential damages; reasonable attorneys’, accountants’, and/or expert witness fees; cost of investigation and proof of facts; court costs; other litigation expenses; and travel and living expenses. Each Indemnified Party has the right to defend any such claim against the Indemnified Party. You further agree to hold us harmless and indemnify and defend us for all costs, expenses, and/or losses we incur in enforcing the provisions of this Agreement, defending our actions taken relating to this Agreement, or resulting from your breach of this Agreement, including without limitation reasonable attorneys’ fees (including those for appeal), unless, after legal proceedings are completed, you are found to have fulfilled and complied with all of the terms of this Agreement. Your indemnification obligations described above will continue in full force and effect after, and notwithstanding, the expiration or termination of this Agreement.
9.CONFIDENTIAL INFORMATION; NON-COMPETITION.
9.1Types of Confidential Information.
We possess certain unique confidential and proprietary information and trade secrets consisting of the following categories of information, methods, techniques, products, and knowledge developed by us, including but not limited to: (1) services and products offered and sold at Location Franchises; (2) knowledge of sales and profit performance of any one or more Location Franchises; (3) knowledge of sources of products sold at Location Franchises, advertising and promotional programs, and image and decor; (4) the Joint Software; (5) methods, techniques, formats, specifications, procedures, information, systems, and knowledge of, and experience in, the development, operation, and franchising of Location Franchises; (6) customer lists, records, membership agreements and/or contracts; and (7) the selection and methods of training employees. We will disclose much of the above-described information to you in advising you about site selection, providing our Initial Training, the Operations Manual, the Joint Software, and providing guidance and assistance to you under this Agreement.
If you, your employees, or Owners develop any new concept, process or improvement in the operation or promotion of a The Joint® Franchise (an “Improvement”), you agree to promptly notify us and provide us with all necessary related information, without compensation. Any such Improvement shall become our sole property and we shall be the sole owner of all related patents, patent applications, and other intellectual property rights. Such Improvements shall be deemed “Confidential Information”. You and your Owners hereby assign to us any rights you or they may have or acquire in the Improvements, including the right to modify the Improvement, and waive and/or release all rights of restraint and moral rights therein and thereto. You and your Owners agree to assist us in obtaining and enforcing the intellectual property rights to any such Improvement in any and all countries and further agree to execute and provide us with all necessary documentation for obtaining and enforcing such rights. You and your Owners hereby irrevocably designate and appoint us as your and their agent and attorney-in-fact to execute and file any such documentation and to do all other lawful acts to further the prosecution and issuance of patents or other intellectual property right related to any such Improvement. In the event that the foregoing provisions of this section are found to be invalid or otherwise unenforceable, you and your Owners hereby grant to us a worldwide, perpetual, non-exclusive, fully-paid license to use and sublicense the use of the Improvement to the extent such use or sublicense would, absent this Agreement, directly or indirectly infringe your or their rights therein.
9.2Non-Disclosure Agreement.
You agree that your relationship with us does not vest in you any interest in the Confidential Information, other than the right to use it in the development and operation of the Franchise, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition. You acknowledge and agree that the Confidential Information belongs to us, may contain trade secrets belonging to us, and is disclosed to you or authorized for your use solely on the condition that you agree, and you therefore do agree, that you (1) will not use the Confidential Information in any other business or capacity; (2) will maintain the absolute confidentiality of the Confidential Information during and after the term of this Agreement; (3) will not make unauthorized copies of any portion of the Confidential Information disclosed in written form or another form that may be copied or duplicated; and (4) will adopt and implement all reasonable procedures we may prescribe from time to time to prevent unauthorized use or disclosure of the Confidential Information, including without limitation restrictions on disclosure to your employees, and the use of non-disclosure and non-competition agreements we may prescribe or approve for your shareholders, partners, members, officers, directors, employees, independent contractors, or agents who may have access to the Confidential Information.
9.3Non-Competition Agreement.
You agree that we would be unable to protect the Confidential Information against unauthorized use or disclosure, and would be unable to encourage a free exchange of ideas and information among Location Franchises, if The Joint® franchisees were permitted to hold interests in any competitive businesses (as described below). Therefore, during the term of this Agreement, neither you, nor any Owner, nor any member of your immediate family or of the immediate family of any Owner, shall perform services for, or have any direct or indirect interest as a disclosed or beneficial owner, investor, partner, director, officer, employee, manager, consultant, representative, or agent in, any business that offers products or services the same as or similar to those offered or sold at Location Franchises. For chiropractic services, this is specific to a non-chain, non-franchised, independent chiropractic clinic where service fees are based on a non-insurance/membership model.  The ownership of one percent (1%) or less of a publicly traded company will not be deemed to be prohibited by this

Paragraph. Upon expiration or termination of this Agreement for any reason, you agree not to engage in a competitive business for a period of two (2) years after the termination or expiration and within twenty-five (25) miles of your Franchise Premises or any other Location Franchise.

10.THE JOINT CORP. FRANCHISE OPERATING STANDARDS.
10.1Condition and Appearance of the Franchise.
You agree that:
(a)neither the Franchise nor the Premises will be used for any purpose other than the operation of the Franchise in compliance with this Agreement;
(b)you will maintain the condition and appearance of the Franchise; its equipment, furniture, furnishings, and signs; and the Premises in accordance with our standards and consistent with the image of a Location Franchise as an efficiently operated business offering high quality services, and observing the highest standards of cleanliness, sanitation, efficient, courteous service and pleasant ambiance, and in that connection will take, without limitation, the following actions during the term of this Agreement: (1) thorough cleaning, repainting and redecorating of the interior and exterior of the Premises at reasonable intervals; (2) interior and exterior repair of the Premises; and (3) repair or replacement of damaged, worn out or obsolete equipment, furniture, furnishings and signs;
(c)you will not make any material alterations to the Premises or the appearance of the Franchise, as originally developed, without our advance written approval. If you do so, we have the right, at our option and at your expense, to rectify alterations we have not previously approved;
(d)you will promptly replace or add new equipment when we reasonably specify in order to meet changing standards or new methods of service;
(e)you will expend at least Twenty Thousand and No/100 Dollars ($20,000.00) every four (4) years in remodeling, expansion, redecorating and/or refurnishing of the Premises and the Franchise, if deemed necessary by us (any changes to the decoration or furnishing of the Premises must be approved by us);
(f)on notice from us, you will engage in remodeling, expansion, redecorating and/or refurnishing of the Premises and the Franchise to reflect changes in the operations of Location Franchises that we prescribe and require of new The Joint® franchisees, provided that (1) no material changes will be required unless there are at least two (2) years remaining on the Initial Term of the Franchise (any changes to the decoration or furnishing of the Premises must be approved by us); and (2) we have required the proposed change in at least twenty-five percent (25%) of all similarly situated Company and affiliate-owned Location Franchises, and have undertaken a plan to make the proposed change in the balance of such Company and affiliate-owned Location Franchises (any expenditures incurred pursuant to this Paragraph 10.1(f) shall apply to the requirement in Paragraph 10.1(e));

(g)you will place or display at the Premises (interior and exterior) only those signs, emblems, designs, artwork, lettering, logos, and display and advertising materials that we from time to time approve; and
(h)if at any time in our reasonable judgment, the general state of repair, appearance, or cleanliness of the premises of the Franchise or its fixtures, equipment, furniture, or signs do not meet our standards, then we shall have the right to notify you specifying the action you must take to correct the deficiency. If you do not initiate action to correct such deficiencies within (ten) 10 days after receipt of our notice, and then continue in good faith and with due diligence, a bona fide program to complete any required maintenance or refurbishing, then we shall have the right, in addition to all other remedies available to us at law or under this Agreement, to enter the Premises or the Franchise and perform any required maintenance or refurbishing on your behalf, and you agree to reimburse us on demand.
10.2Franchise Services and Products.
You agree that (a) the Franchise will offer for sale all services and products that we from time to time specify for Location Franchises, (b) the Franchise will offer and sell approved services and products only in the manner we have prescribed; (c) you will not offer for sale or sell at the Franchise, the Premises, or any other location any services or products we have not approved; (d) all products will be offered at retail prices, and you will not offer or sell any products at wholesale prices; (e) you will not use the Premises for any purpose other than the operation of the Franchise; and (f) you will discontinue selling and offering for sale any services or products that we at any time decide (in our sole discretion) to disapprove in writing. In the event that you use, sell or distribute unauthorized products or services or fail to report the sale of any unauthorized products or services, we may, in addition to any other rights we may have, you will be responsible to pay us an administrative fee of $100 per day, any royalty due to us, and any amounts we incur due to or as a result of your sale of unapproved services or products if you do not cure such default within ten (10) days of receipt of notice from us of your violation. You understand and agree that we may debit such amounts directly from your bank account via EFT.     However, we reserve the right to terminate your Location Franchise and this Agreement if you use, sell, distribute or give away unauthorized services or products on three or more occasions within any consecutive (12) month period, after being provided written notice to cease such activities. You agree to maintain an inventory of approved products sufficient in quantity and variety to realize the full potential of the Franchise. We may, from time to time, conduct market research and testing to determine consumer trends and the saleability of new services and products. You agree to cooperate by participating in our market research programs, test marketing new services and products in the Franchise, and providing us with timely reports and other relevant information regarding such market research. In connection with any such test marketing, you agree to offer a reasonable quantity of the products or services being tested, and effectively promote and make a reasonable effort to sell them.

10.3Approved Products, Distributors and Suppliers.
We have developed or may develop various unique products or services that may be prepared according to our formulations. We have approved, and will continue to periodically approve, specifications for suppliers and distributors (which may include us and/or our affiliates) for products or services required to be purchased by, or offered and sold at, Location franchises, that meet our standards and requirements, including without limitation standards and requirements relating to product quality, prices, consistency, reliability, and customer relations. You understand and acknowledge we will not be liable to you or anyone else for any damages or claims arising out of or resulting from the acts or omissions any supplier and distributor of products or services, whether or not such supplier or distributor is an approved or required supplier or distributor of products or services. You agree that the Franchise will: (1) purchase any required products or services in such quantities as we designate; (2) utilize such formats, formulae, and packaging for products or services as we prescribe; and (3) purchase all designated products and services only from distributors and other suppliers we have approved. In the event we designate a required supplier or distributor during the term of this Agreement, or any subsequent franchise agreement, you must begin to use such required supplier or distributor with thirty (30) days of the date we notify you that you must use such supplier or distributor, unless we designate a longer period for you to switch or convert over to such supplier or distributor. Your failure or refusal to do so shall constitute a breach of this Agreement.
We may approve a single distributor or other supplier (collectively “supplier”) for any product, and may approve a supplier only as to certain products. We may concentrate purchases with one or more suppliers to obtain lower prices or the best advertising support or services for any group of Location Franchises or The Joint® outlets operated by us or our affiliates. Approval of a supplier may be conditioned on requirements relating to the frequency of delivery, concentration of purchases, standards of service (including prompt attention to complaints), or other criteria, and may be temporary, pending our continued evaluation of the supplier from time to time.
If you would like to purchase any items from any unapproved supplier, then you must submit to us a written request for approval of the proposed supplier. We have the right to inspect the proposed supplier’s facilities, and require that product samples from the proposed supplier be delivered, at our option, either directly to us, or to any independent, certified laboratory that we may designate, for testing. We may charge you a supplier evaluation fee (not to exceed the reasonable cost of the inspection and the actual cost of the test) to make the evaluation. We reserve the right to periodically re-inspect the facilities and products of any approved supplier, and revoke our approval if the supplier does not continue to meet any of our criteria.
We and/or our affiliates may be an approved supplier of certain products or services to be purchased by you for use and/or sale by the Franchise. We and our affiliates reserve the right to charge any licensed manufacturer engaged by us or our affiliates a royalty to manufacture products for us or our affiliates, or to receive commissions or rebates from vendors that supply goods or services to you. We or our affiliates may also derive income from our sale of products or services to you, and may sell these items at prices exceeding our or their costs in order to make a profit on the sale.

10.4Hours of Operation.
You agree to keep the Franchise open for business at such times and during such hours as we may prescribe from time to time.
10.5Specifications, Standards and Procedures.
You agree to comply with all mandatory specifications, standards, and operating procedures relating to the appearance, function, cleanliness, sanitation and operation of the Franchise. Any mandatory specifications, standards, and operating procedures that we prescribe from time to time in the Operations Manual, or otherwise communicate to you in writing, will constitute provisions of this Agreement as if fully set forth in this Agreement. All references to “this Agreement” include all such mandatory specifications, standards, and operating procedures.
10.6Compliance with Laws and Good Business Practices.
You agree to secure and maintain in force in your name all required licenses, permits and certificates relating to the operation of the Franchise. You also agree to operate the Franchise in full compliance with all applicable laws, ordinances, and regulations, including without limitation all government regulations relating to worker’s compensation insurance, Medicare, HIPAA, unemployment insurance, and withholding and payment of federal and state income taxes, social security taxes, and sales taxes. You agree that at all time during the term of this Agreement, that you will maintain sufficient working capital to fulfill your obligations under this Agreement. You agree to execute any and all documents, including documents with us, our agents, affiliates, etc., or others, that we may require from time to time, to ensure compliance with any applicable laws, whether such laws are applicable now or in the future.
All advertising you employ must be completely factual, in good taste (in our judgment), and conform to the highest standards of ethical advertising and all legal requirements. You acknowledge that chiropractic is a regulated profession and that certain marketing requirements need to be engaged in a manner that conforms to state and/or local regulation or code. You shall be required to inform yourself of those requirements and strictly comply with their protocols. You agree that in all dealings with us and any of our affiliates, other franchisees, your customers, your suppliers, and public officials, you will adhere to all manner of code, regulation and law and the highest standards of honesty, integrity, fair dealing and ethical conduct. You further agree to refrain from any business or advertising practice that may be legally non-compliant or harmful to the business of the Company, the Franchise, and/or the goodwill associated with the Marks and other Location Franchises.
You must notify us in writing within 5 days of any of the following: (1) the commencement of any action, investigation, suit, or proceeding, and/or of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental unit of the Franchise or any Owner, that may adversely affect the Franchise’s operations, financial condition, or reputation; or the reputation of the Company and/or the goodwill associated with the Marks; (2) your receipt or knowledge any notice of violation of any law, ordinance, or regulation relating to any health, safety, medical, healthcare, or chiropractic rules or laws, as well as any inquires that may lead to a notice of violation of any such rules or laws; (3) any activity or action, involving your Franchise, the Franchisee, or any Owner, which may the operations of the Franchise, the reputation of the Franchise or the Company, or the goodwill associated with the Marks; or (4) whether you or any of your Owners are indicted for, convicted of, or plead no contest to a felony, or are indicted for, convicted or plead no contest to any crime or offense, which may adversely affect the reputation of the Company, the Franchise, and/or the goodwill associated with the Marks.
You agree that Company shall have the right to conduct periodic background and/or credit checks on you or any of your Owners. You agree to cooperate by providing any necessary information or authorizations necessary to conduct such background or credit checks. You understand and acknowledge that the purpose of such background and credit checks is verify compliance with your duty to report adverse legal or financial changes that may adversely affect the operation of the Franchise, the reputation of the Franchise or the Company, and/or the goodwill associated with the Marks or the validity of the Agreement.
You agree that any third party you retain (or you as applicable), to engage in or assist you in the payment and/or processing of credit card transactions during the operation of your Franchise, shall comply with the Payment Card Industry Data Security Standards ("PCI DSS") and any amendments or restatements of the PCI DSS during the term of your Franchise Agreement. You further agree, subject to availability by providers of Internet access at your Franchise business, to use a high speed, private, password-protected and encoded Internet network for Internet access at your Franchise business.
10.7Management and Personnel of the Franchise.
Unless we approve your employment of a General Manager to operate the Franchise as provided in Paragraph 4.1, you must actively participate in the actual, on-site, day-to-day operation of the Franchise, and devote as much of your time as is reasonably necessary for the efficient operation of the Franchise. If you are other than an individual, then at least one (1) Owner, director, officer, or other employee of you whom we approve must comply with the this requirement. If we agree that you may employ a General Manager, then the General Manager must fulfill this requirement. Any General Manager shall each obtain all licenses and certifications required by law before assuming his or her responsibilities at the Franchise. You will ensure that your employees and independent contractors of the Franchise have any licenses as may be required by law, and hold or are pursuing any licenses, certifications, and/or degrees required by law or by us in the Operations Manual, as updated from time to time. You will be exclusively responsible for the terms of your employees’ and independent contractors’ employment and compensation, and for the proper training of your employees and independent contractors in the operation of the Franchise. You must establish any training programs for your employees and/or independent contractors that we may prescribe in writing from time to time. In order to protect and maintain the goodwill of the Marks and the system, you must require all employees and independent contractors to maintain a neat and clean appearance, and conform to the standards of dress that we specify in the Operations Manual, as updated from time to time. Each of your employees and independent contractors must sign a written agreement, in a form approved by us, to maintain confidential our Confidential Information, proprietary information, and trade secrets as described in Paragraph 9.1, and to abide by the covenants not to compete described in Paragraph 9.3. You must forward to us a copy of each such signed agreement. In order to protect and maintain the goodwill of the Marks and the system, all of your employees and independent contractors must render prompt, efficient and courteous service to all customers of the Franchise.
    Notwithstanding the foregoing, you understand that we will not have any duty or obligation to operate your Franchised Business, to direct or supervise your employees, or to oversee your employment policies or practices, and that you shall be solely responsible for such activities, as well as all other day-to-day activities and operations relating to your Franchised Business.
10.8Insurance.
Before you open the Franchise and during any Term of this Agreement, you must maintain in force, under policies of insurance written on an occurrence basis issued by carriers with an A.M. Best rating of A-VIII or better approved by us, and in such amounts as we may determine from time to time: (1) comprehensive public, professional, product, sexual harassment, medical malpractice and motor vehicle liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of the Franchise or otherwise in conjunction with your conduct of the Franchise Business pursuant to this Agreement, under one or more policies of insurance containing minimum liability coverage amounts as set forth in the Operations Manual; (2) general casualty insurance, including theft, cash theft, fire and extended coverage, vandalism and malicious mischief insurance, for the replacement value of the Franchise and its contents, and any other assets of the Franchise; (3) worker’s compensation and employer’s liability insurance as required by law, with limits equal to or in excess of those required by statute; (4) business interruption insurance for a period adequate to reestablish normal business operations, but in any event not less than six (6) months; (5) any other insurance required by applicable law, rule, regulation, ordinance or licensing requirements; and (6) umbrella liability coverage with limits of not less than $1,000,000/$3,000,000 or such other amounts that we may establish in the Operations Manual. You must purchase such insurance coverage(s) only from our approved or designated supplier(s). (7) Medical Malpractice occurrence based coverage with limits of not less than $1,000,000/$3,000,000 obtained from our required and approved vendors as established in the Operations Manual. We may periodically increase or decrease the amounts of coverage required under these insurance policies, and/or require different or additional kinds of insurance, including excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances.
Each insurance policy must name us (and, if we so request, our members, directors, employees, agents, and affiliates) as additional insureds, and must provide us with thirty (30) days’ advance written notice of any material modification, cancellation, or expiration of the policy. Deductibles must be in reasonable amounts, and are subject to review and written approval by us. You must provide us with copies of policies evidencing the existence of such insurance concurrently with execution of this Agreement and prior to each subsequent renewal date of each insurance policy, along with certificates evidencing such insurance. You are responsible for any and all claims, losses or damages, including to third persons, originating from, in connection with, or caused by your failure to name us as an additional insured on each insurance policy. You agree to defend, indemnify and hold us harmless of, from, and with respect to any such claims, loss or damage arising out of your failure to name us as additional insured, which indemnity shall survive the termination or expiration and non-renewal of this Agreement.
Prior to the expiration of the term of each insurance policy, you must furnish us with a copy of a renewal or replacement insurance policy and appropriate certificates of insurance. If you at any time fail or refuse to maintain any insurance coverage required by us, or to furnish satisfactory evidence thereof, or to name us as an additional insured under any such policies, then we, at our option and in addition to our other rights and remedies under this Agreement, may, but need not, obtain such insurance coverage on your behalf. You shall immediately reimburse us on demand for any costs or premiums paid or incurred by us, and pay an administrative fee of $500 plus any others fees, including attorneys’ fees, which we may incur. If you fail to pay us within ten (10) days of our demand for reimbursement, we reserve the right to debit your account the amounts owed to us for any premiums paid on your behalf for such insurance coverage along with any other administrative fees, costs, surcharges expenses and fees we incur to obtain such coverage on your behalf or on behalf of your franchise. We reserve the right to require you to provide us with an application for insurance (in a form acceptable to our required supplier for insurance) for any medical professional that has been offered a position to work in a Franchise location so that we may, if you fail to do so, procure any necessary insurance coverage for such medical professional. Nothing in this Section 10.8 or elsewhere in this Agreement shall negate or otherwise effect our right to terminate this Agreement for failure to meet all applicable insurance requirements pertaining to your Franchise.
Notwithstanding the existence of such insurance, you are and will be responsible for all loss or damage and contractual liability to third persons originating from or in connection with the operation of the Franchise, and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom; and you agree to defend, indemnify and hold us harmless of, from, and with respect to any such claims, loss or damage, which indemnity shall survive the termination or expiration and non-renewal of this Agreement. In addition to the requirements of the foregoing paragraphs of this Paragraph 10.8, you must maintain any and all insurance coverage in such amounts and under such terms and conditions as may be required in connection with your lease or purchase of the Premises.
Your obligation to maintain insurance coverage as described in this Agreement will not be reduced in any manner by reason of any separate insurance we maintain on our own behalf, nor will our maintenance of that insurance relieve you of any obligations under Section 7 of this Agreement.
10.9Credit Cards and Other Methods of Payment.
You must at all times have arrangements in existence with Visa, Master Card, American Express, Discover and any other credit and debit card issuers or sponsors, check verification services, and electronic fund transfer systems that we designate from time to time, in order that the Franchise may accept customers’ credit and debit cards, checks, and other methods of payment. We may require you to obtain such services through us or our affiliates.
10.10Pricing.
To the extent permitted by applicable law, we may periodically establish maximum and/or minimum prices for services and products that the Franchise location offers, including without limitation, prices for promotions in which all or certain Location Franchises participate. If we establish such prices for any services or products, you agree not to exceed or reduce that price, but will charge the price for the service or product that we establish. You hereby agree to apply any pricing matrix or schedule established by us. If you wish to offer an alternate pricing matrix, you must obtain our prior written approval, which approval we may withhold in our sole and absolute discretion. In states where you must enter a Management Agreement (Section 2.3), this provision shall be modified, to the extent legally permissible, and/or legally construed to conform to the laws of the state where your Franchise location will be located.
11.ADVERTISING.
11.1By Company.
As stated in Paragraph 6.3, due to the value of advertising and the importance of promoting the public image of Location Franchises (both franchisee- and Company-owned outlets), we will establish, maintain, and administer one or more Ad Funds to support and pay for national, regional, and/or local marketing programs that we deem necessary, desirable, or appropriate to promote the goodwill and image of all Location Franchises. You will contribute to the Ad Fund the Advertising Fee set forth in Section 6.3. We agree that any The Joint® outlets owned by us or our affiliates will contribute to the Ad Fund on at least the same basis as you do.
We will be entitled to direct all advertising programs financed by the Ad Fund, with sole discretion over the creative concepts, materials, and endorsements used in them, and the geographic, market, and media placement and allocation of the programs. We will have the sole discretion to use the Ad Fund to pay the costs of preparing and producing video, audio, and written advertising materials; administering regional, multi-regional and/or national advertising programs; including purchasing direct mail and other media advertising; employing advertising agencies and supporting public relations, market research, and other advertising and marketing firms; and paying for advertising and marketing activities that we deem appropriate, including the costs of participating in any national or regional trade shows. and providing advertising and marketing materials to Location Franchises. We may in our discretion use the Ad Fund to engage in advertising and promotional programs that benefit only one or several regionals, and not necessarily all Location Franchises. The Ad Fund will furnish you with approved advertising materials at its direct cost of producing those advertising materials. The amounts you contribute to the Ad Fund will not be used for collective media placement of advertising in television, radio, newspaper or other media for the benefit of franchisees in a local or regional market. Rather, any collective media placement for the benefit of franchisees in a local or regional market will be conducted through the local and regional advertising cooperatives described in Section 11.3.
The Ad Fund will be accounted for separately from other funds of the Company, and will not be used to defray any of our general operating expenses, except for any reasonable salaries, administrative costs, and overhead we may incur in activities reasonably related to the administration of the Ad Fund and its advertising programs (including without limitation conducting market research, preparing advertising and marketing materials, and collecting and accounting for contributions to the Ad Fund). We may spend in any fiscal year an amount greater or less than the total contributions to the Ad Fund in that year. We may cause the Ad Fund to borrow from us or other lenders to cover deficits of the Ad Fund, or to invest any surplus for future use by the Ad Fund. You authorize us to collect for remission to the Ad Fund any advertising monies or credits offered by any supplier to you based upon purchases you make. We will prepare an annual statement of monies collected and costs incurred by the Ad Fund and will make it available to you on written request.
You understand and acknowledge that the Ad Fund will be intended to maximize recognition of the Marks and patronage of Location Franchises (both franchisee-owned and Company-owned outlets) that are using the Marks. Although we will endeavor to use the Ad Fund to develop advertising and marketing materials, and to place advertising in a manner that will benefit Location Franchises that are using the Marks, we undertake no obligation to ensure that expenditures by the Ad Fund in or affecting any geographic area are proportionate or equivalent to contributions to the Ad Fund by Location Franchises operating in that geographic area, or that any Location Franchise will benefit directly or in proportion to its contribution to the Ad Fund from the development of advertising and marketing materials or the placement of advertising. Except as expressly provided in this Paragraph, we assume no direct or indirect liability or obligation to you with respect to the maintenance, direction, or administration of the Ad Fund.
We will have the right to terminate the Ad Fund by giving you thirty (30) days’ advance written notice. All unspent monies on date of termination will be divided between the Company and the contributing franchisees in proportion to our and their respective contributions. At any time thereafter, we will have the right to reinstate the Ad Fund under the same terms and conditions as described in this Section (including the rights to terminate and reinstate the Ad Fund) by giving you thirty (30) days’ advance written notice of reinstatement.
11.2By Franchisee.
You must spend, in addition to any contributions to the Ad Fund, a minimum of the greater of (a) Three Thousand and No/100 Dollars ($3,000.00); or (b) five percent (5%) of the Franchise’s gross revenues for each month during the term of this Agreement, as outlined in Paragraph 6.4, for local advertising, promotion and marketing. We may require you to use one or more required suppliers or vendors for your local advertising. You must provide us (in a form we approve or designate) evidence of your required local advertising, marketing and promotional expenditures allocated by medium spend, by the thirtieth (30th) day of each month, for the preceding calendar month, along with a year-to-date report of the total amount spent on local advertising. We may require, at our sole discretion, that you submit an annual marketing plan with details on planned expenditures of local advertising dollars.
You agree to list and advertise the Franchise within your market area, in those business classifications as we prescribe from time to time, using any standard form of advertisement we may provide.
On each occasion before you use them, samples of all local advertising and promotional materials not prepared or previously approved by us must be submitted to us for approval. If you do not receive our written disapproval within fifteen (15) days from the date we receive the materials, the materials will be deemed to have been approved. You agree not to use any advertising or promotional materials that we have disapproved. You will be solely responsible and liable to ensure that all advertising, marketing, and promotional materials and activities you prepare comply with applicable federal, state, and local law, and the conditions of any agreements or orders to which you may be subject.
11.3Local and Regional Advertising Cooperatives.
You are required to join and participate in any Ad Co-ops (as defined in Section 6.4) covering your Location Franchise. One function of the Co-op is to establish a local or regional advertising pool, of which the funds must be used for local or regional advertising purposes, and for the mutual benefit of each Co-op member. All Ad Co-ops must operate according to their bylaws. We have the right to specify the manner in which any Ad Co-ops are organized and governed, and may require any and all Ad Co-ops to be legal entities of the state where they are located. You must contribute to the Ad Co-op according to the Ad Co-op’s rules and regulations, and bylaws, as determined by the Co-op members. Amounts contributed to any Ad Co-op may be applied towards your Minimum Local Advertising Requirement set forth in Paragraphs 6.4(a) and 11.2
11.4Websites and Other Forms of Advertising Media.
You acknowledge and agree that any Website or Other Forms of Advertising Media (as defined below) will be deemed “advertising” under this Agreement, and will be subject to, among other things, the need to obtain our prior written approval in accordance with Paragraphs 7.2 and 11.2. As used in this Agreement, the term or reference to “Website or Other Forms of Advertising Media” means any interactive system, including but not limited to all types of online communications, virtual applications, social media, or the like, including but not limited to Groupon, Living Social, Facebook, Twitter, etc., that you operate or use, or authorize others to operate or use, and that refer to the Franchise, the Marks, us, and/or the System. The term or reference Website or Other Forms of Advertising Media includes, but is not limited to, Internet and World Wide Web home pages. In connection with any Website or Other Forms of Advertising Media, you agree to the following:
(a)    Before establishing any Website or Other Form of Advertising Media, you will submit to us a sample of such Website or Other Form of Advertising Media format and information in the form and manner we may require.

(b)    You will not establish or use any Website or Other Forms of Advertising Media without our prior written approval.
(c)    In addition to any other applicable requirements, you must comply with our standards and specifications for Website or Other Forms of Advertising Media as we prescribe in the Operations Manual or otherwise in writing, including any specifications relating to the use of organic and paid search engine optimization, keyword and landing page management. If we require, you will establish a website as part of our corporate website and/or establish electronic links to our corporate website.
(d)    If you propose any material revision to Website or Other Forms of Advertising Media or any of the information contained therein, you will submit each such revision to us for our prior written approval.
12.ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS.
You agree to maintain, at your own expense, the Joint Software and other accounting software, to act as a bookkeeping, accounting, and record keeping system for the Franchise. The Joint® Software includes the capability of being polled by our central computer system, which you agree to permit. With respect to the operation and financial condition of the Franchise, we will pull from the Joint Software (if available), or require you to provide from your accounting software (in a form we designate) or in accordance with General Acceptably Accounting Principles (“GAAP”), as the case may be, the following: (1) by Tuesday of each week, an electronic report of the Franchise’s gross revenues for the preceding week ending on, and including, Sunday, and any other data, information, and supporting records that we may require; (2) by the thirtieth (30th) day of each month, a profit and loss statement for the preceding calendar month, and a year-to-date profit and loss statement and balance sheet; (3) within ninety (90) days after the end of your fiscal year, a fiscal year-end balance sheet, and an annual profit and loss statement for that fiscal year, reflecting all year-end adjustments; and (4) such other reports as we require from time to time (collectively, all of the above are referred to as “Reports”). You agree to input all Franchise transactions into the Joint Software and your accounting software in a timely manner to ensure that all Reports are accurate. You agree to maintain and furnish upon our request complete copies of federal and state income tax returns you file with the Internal Revenue Service and state tax departments, reflecting revenues and income of the Franchise or the corporation, partnership, or limited liability company that holds the Franchise. You agree to retain hard copies of all records for a minimum of four (4) years.
13.INSPECTIONS AND AUDITS.
13.1Company’s Right to Inspect the Franchise.
To determine whether you and the Franchise are complying with this Agreement and the specifications, standards, and operating procedures we prescribe for the operation of the Franchise, we or our agents have the right, at any reasonable time and without advance notice to you, to: (1) inspect the Premises; (2) observe the operations of the Franchise for such consecutive or intermittent periods as we deem necessary; (3) interview personnel of the Franchise; (4) interview customers of the Franchise; and (5) inspect and copy any books, records and documents relating to the operation of the Franchise. You agree to fully cooperate with us in connection with any of those inspections, observations and interviews. You agree to present to your customers any evaluation forms we periodically prescribe, and agree to participate in, and/or request that your customers participate in, any surveys performed by or on our behalf. Based on the results of any such inspections and audits and your other reports, we may provide to you such guidance and assistance in operating your Franchise as we deem appropriate.
13.2Company’s Right to Audit.
We have the right at any time during business hours, and without advance notice to you, to inspect and audit, or cause to be inspected and audited, the business records, bookkeeping and accounting records, sales and income tax records and returns and other records of the Franchise, and the books and records of any corporation, limited liability company, or partnership that holds the Franchise. You agree to fully cooperate with our representatives and any independent accountants we may hire to conduct any inspection or audit. If the inspection or audit is necessary because of your failure to furnish any reports, supporting records, other information or financial statements as required by this Agreement, or to furnish such reports, records, information, or financial statements on a timely basis, or if an understatement of gross revenues for any period is determined by an audit or inspection to be greater than two percent (2%), then you agree to pay us all monies owed, plus interest of one and one-half percent (1.5%) per month, and reimburse us for the cost of such inspection or audit, including without limitation any attorneys’ fees and/or accountants’ fees we may incur, and the travel expenses, room and board, and applicable per diem charges for our employees or contractors. The above remedies are in addition to all our other remedies and rights under this Agreement or under applicable law.
14.TRANSFER REQUIREMENTS.
14.1Transfer by Us. We may sell, assign, transfer, convey, give away, pledge, hypothecate, mortgage or otherwise encumber (“transfer”) all or any part of our rights, interests or obligations in this Agreement to any person or entity, who expressly assumes our obligations under this Agreement. After our transfer of this Agreement to a third party who expressly assumes the obligations under this Agreement, we no longer have any performance or other obligations under this Agreement.
14.2Transfer by Franchisee.
(a)Your rights and obligations under this Agreement are personal to you, and we have granted the Location Franchise in reliance on your and/or your principal owners’ skills, financial capacity, personal character, and reputation for honesty, integrity and fair dealing. Accordingly, you and your successors, assigns, shareholders, partners and members, may not transfer any interest in you, in this Agreement or any related agreement, in the Location Franchise, without our prior written consent. Any purported transfer not having our prior written consent will be void.
(b)We will not unreasonably withhold our consent to a transfer of any interest in you, this Agreement, any related agreement, or the Location Franchise, but if a transfer, alone or together with other previous, simultaneous or proposed transfers, has the effect of transferring either a controlling interest in or operating control of you, this Agreement, any related agreement, or the Location Franchise, we may, in our sole discretion, require as conditions to our consent that, except in the event of a Permitted Transfer (defined below) these do not apply:
(i)You are in substantial compliance with the terms of this Agreement;
(ii)The transferee (including any person with a beneficial interest in the transferee if it is a legal entity) has demonstrated to our satisfaction that it meets the then-current standards which we would normally apply to any prospective franchisee; including, but not limited to, meeting our educational, personal, managerial and Location Franchise standards; possesses a good moral character and a good business reputation; has the aptitude and ability to operate the Location Franchise (as may be shown by prior related experience); has adequate financial resources and capital to operate the Location Franchise; is financially responsible and has a good credit rating; will be likely in our sole and absolute judgment to comply with the terms of the then-current standard franchise agreement and Operations Manual; and has no direct or indirect connection with any actual or potential competitor of us or any of our franchisees;
(iii)Your debts to us and others relating to the Location Franchise have been satisfied;
(iv)You and the transferor have signed a general release, in a form we prescribe or that is satisfactory to us, of any claims against us and our partners, shareholders, officers, directors, employees and agents, in their corporate and individual capacities;
(v)The transferee (including any person with a beneficial interest in the transferee if it is a legal entity) has entered into a written consent to transfer agreement, in a form satisfactory to us;
(vi)The transferee (including any person with a beneficial interest in the transferee if it is a legal entity) executes our then-current standard franchise agreement for a term equal to the remaining portion of the term on the transferor’s franchise agreement and signs all related agreements (including any guaranty agreements). The then-current franchise agreement may contain terms substantially different from those in this Agreement, including different fees (all then-current fees, except as stated herein must be paid by transferee), advertising contributions, training requirements and territory. Transferee will not pay the Grand Opening fee. Depending on the then-current demographics of the Territory, and on our then-current standards for territories, if the Territory is larger than our then- current standard territory, we may require the transferee to accept a transfer territory smaller than the Territory.
(vii) The transferee and its general manager, if any, have agreed to successfully complete (at the transferee’s expense and to our satisfaction) any then-current initial training programs;
(viii)You or the transferor has paid us a transfer fee equal to $15,000. You must reimburse us for reasonable expenses incurred by us in investigating and processing any proposed new transferee where the transfer is not consummated for any reason, including but not limited to any attorneys' fees we incur (not to exceed $5,000) plus costs and expenses. If you are in default of this Agreement, or any other agreement with us, in addition to the transfer fee, we may require you to pay any amounts we deem necessary, in our sole discretion, to cure the default, provided that the default is curable;
(ix)We have decided not to exercise our right of first refusal, if any, under Section 14.4;
(x)You have updated your equipment and Premises to our then-current specifications in the Operations Manual;
(xi)We have determined that the material terms of the transfer, including the price and terms of payment, will not be so burdensome as to adversely affect the operation of the Location Franchise by the transferee; and
(xii)If any part of the sale price of any transferred interest is to be financed, the transferor will have agreed that all obligations of the transferee under any promissory notes, agreements or security interests reserved by the transferor in the assets of the Location Franchise will be subordinate to the obligations of the transferee to pay marketing and consulting fees, advertising contributions, and other amounts due to us and our affiliates, and to comply with the franchise agreement signed by the transferee.
(c)No transfer in the nature of a grant of a security interest in you, this Agreement, any related agreement, the Location Franchise or the Premises will be permitted without our prior written consent, which we may grant or withhold in our sole discretion. If we consent to a transfer in the nature of a grant of a security interest, and if the holder of the security interest later seeks to exercise your right or assume the interest of you in the Location Franchise, this Agreement, any related agreement, you or the Premises due to a default under any documents related to the security interest, we will have the option to purchase the rights of the secured party by paying all sums then due to the secured party, and the secured party will sign an agreement to that effect before any transfer takes place.
(d)A “Permitted Transfer,” under Section 14.2 is defined as either (i) a transfer of an ownership interest in you or your entity of less than five percent (5%), or (ii) a transfer of any ownership interest in you or your entity to a spouse, child, sibling, or parent, or a trust or similar entity created for the benefit of any of the foregoing persons, provided that neither (i) nor (ii) may result in the creation of a controlling ownership stake in the transferee, whether through one or an aggregated series of such transfers. You must provide us written notice of any Permitted Transfer in you or your entity. Any individual who becomes an owner in you due to a Permitted Transfer must (if they have not already) sign a personal guaranty agreement (“Guaranty”) in the form found in Exhibit 2 to this Agreement. You and any owners who previously signed a Guaranty will not be released from a signed Guaranty upon a Permitted Transfer, unless otherwise agreed to by us in writing. You and we will amend Exhibit 4 of this Agreement if a Permitted Transfer occurs. You must pay an administrative fee of $2,500 for any Permitted Transfer.
14.3Transfer to Franchisee’s Legal Entity. If a proposed transfer is to a legal entity you control, our consent to the transfer may, in our sole discretion, be conditioned on the following requirements:

(a)The legal entity’s activities will be confined exclusively to operating the Location Franchise;
(b)You will own a majority stock interest, partnership or membership interest in the legal entity, and will act as its principal operating officer, partner or member;
(c)Each stock certificate or certificate of interest in the legal entity will have conspicuously endorsed on its face a statement in a form satisfactory to us that it is held subject to, and that further transfer is subject to, all restrictions on transfers in this Agreement;
(d)All shareholders, partners, or members will jointly and severally guarantee the legal entity’s performance and will bind themselves to the terms of this Agreement and any related agreements
(e)You will maintain a then-current list of all partners, members or shareholders and beneficial owners of any class of stock, and furnish the list to us on request; and
(f)Copies of the transferee’s Certificate and Articles of Incorporation, Certificate and Articles of Organization, Certificate and Agreement of Partnership, By-Laws, resolution authorizing entry into this Agreement and any other significant governing documents, promptly will be furnished to us.
14.4Our Right of First Refusal.
(a)If you or any other person or entity at any time determines to sell an interest in you, the Location Franchise or the Premises, you agree to immediately submit to us a true and complete copy of the offer (and any proposed ancillary agreements). The offer must apply only to an interest in you, the Location Franchise or the Premises. It must not include the purchase of any of your other property or rights (or those of your shareholder, partner, or member), but if the offeror proposes to buy any other of your property or rights (or those of a shareholder, partner or member) under a separate, contemporaneous offer, the price and terms of purchase offered to you (or to your shareholder, partner or member) for the interest in you, the Franchise or the Premises will reflect the bona fide price offered and will not reflect any value for any other property or rights. To be a valid, bona fide offer, the proposed purchase price must be in a dollar amount and the proposed buyer must submit with its offer an earnest money deposit equal to five percent (5%) or more of the offering price. We will have the right, exercisable by written notice delivered to you, or the person or entity involved, within thirty (30) days after receipt of the copy of the offer, to purchase the interest for the price and on the terms in the offer, but we may substitute cash, a cash equivalent or marketable securities of equal value for any form of payment proposed in the offer. Our credit will be deemed equal to the credit of any proposed purchaser, and we will have not less than sixty (60) days to prepare for closing. We will be entitled to purchase the interest subject to all customary representations and warranties given by the seller of the assets of a business or voting stock of an incorporated business, as applicable, including representations and warranties as to ownership, condition and title to stock and/or assets, liens and encumbrances relating to the stock and/or assets, validity of contracts, and liabilities, contingent or otherwise, of any corporation whose stock is purchased. If we do not exercise our right of first refusal, you or the person or entity involved may complete the sale to the purchaser under the terms of the offer subject to our consent to the transfer under Section 14.2(b), but if the sale to the purchaser is not completed within one hundred twenty (120) days after receipt of the offer by us, or if there is a material change in the terms of the sale, we will have an additional right of first refusal for thirty (30) days on the same terms as were applicable to the initial right of first refusal.
(b)If the transfer is a Franchise Agreement modification, we will not have any right of first refusal as provided in Section 14.4(a), unless the proposed transferee has a direct or indirect connection with any actual or potential competitor of us or any of our franchisees. However, written notification of this type of transfer must be provided to us by the transferor at least thirty (30) days before consummation of that transfer.
14.5Transfer On Death, Permanent Incapacity or Dissolution. On the death or permanent incapacity of any person with an interest in you, this Agreement, any related agreement, the Franchise or the Premises, or on your dissolution if you are a legal entity, the executor, administrator, personal representative or trustee (“personal representative”) of that person or entity will transfer his, her or its interest to a third party reasonably acceptable to us within one hundred eighty (180) days after assuming that capacity. Any transfer of this type, including a transfer by devise or inheritance, will be subject to the same requirements as other transfers under this Agreement, but if the transfer is to a spouse, child or parent, the fee required under Section 14.2(b) (viii) will not be required. If the personal representative has, in good faith, proposed a transferee and we, in good faith, do not approve the proposed transferee, the personal representative will be given additional time, not to exceed one hundred eighty (180) days, to propose another transferee for our approval. If the personal representative is unable to meet these conditions, the personal representative of that deceased person will have an additional sixty (60) days to dispose of the interest, which disposition will be subject to the requirements for transfers in this Agreement, including the requirements of this Section 14. If the interest is not disposed of within the additional sixty (60) days (or such additional time as we otherwise agree), we may terminate this Agreement.
14.6Interim Operation of Location Franchise on Death or Permanent Disability. Pending transfer on your death or permanent incapacity (or your principal operating officer, partner or member, if you are a legal entity), we will have the option to operate the Location Franchise on your behalf until an approved transferee is able to assume the operation of the Location Franchise, for a period of up to twelve (12) months without the consent of you, your personal representative or your successor in interest. All funds from the operation of the Location Franchise during the period of operation by us will be kept in a separate fund, and all expenses we incur, including compensation, other costs and travel and living expenses (the “Management Expenses”), will be charged to the fund. As compensation for services provided, we will charge the fund the full amount of the Management Expenses incurred during the period of our operation. We will only have a duty to utilize reasonable efforts in operating the Location Franchise, and will not be liable to you or your principals for any debts, losses or obligations incurred by the Location Franchise, or to any creditor for any equipment, inventory, products, supplies or services purchased for the Location Franchise during any period in which it is operated by us.

14.7Non-Waiver of Claims. Our consent to a transfer of any interest in you, this Agreement, any related agreement, the Franchise or the Premises will not be a waiver of any claims we may have against the transferring party, nor will it be a waiver of our right to demand the transferee’s compliance with the terms of this Agreement.
14.8Effect of Consent to Transfer.
Our consent to a proposed Transfer pursuant to this Section 14 will not constitute a waiver of any claims we may have against you or any Owner, nor will it be deemed a waiver of our right to demand exact compliance with any of the terms or conditions of this Agreement by the Proposed New Owner.
14.9    Consent Not Unreasonably Delayed.
If all the conditions are met to transfer the FA or any interest therein, we will not unreasonably delay granting our consent to the transfer.
15.TERMINATION OF THE FRANCHISE.
We have the right to terminate this Agreement effective immediately upon delivery of notice of termination to you, if:
(a)you fail to open your Franchise for business by the Opening Deadline, subject to the extension set forth in Section 3.1(c); or
(b)you abandon, surrender, transfer control of, lose the right to occupy the Premises of, or do not actively operate, the Franchise, or your lease for or purchase of the location of the Franchise is terminated for any reason; or
(c)you or your Principal Owners assign or Transfer this Agreement, any Interest, the Franchise, or assets of the Franchise without complying with the provisions of Section 14; or
(d)You make an assignment for the benefit of creditors or admit in writing your insolvency or inability to pay your debt generally as they become due; your consent to the appointment of a receiver, trustee or liquidator of all or the substantial part of your property; your Location Franchise is attached, seized, subjected to a writ of distress, warrant, or levied upon, unless the attachment seizure, writ, warrant or levy is vacated within thirty (30) days, or any order appointing a receiver, trustee or liquidator of you or your Location Franchise is not vacated within thirty (30) days following the order and entry;
(e)you use, sell, distribute or give away any unauthorized services or products on three or more occasions within any consecutive (12) month period; or
(f)you fail to maintain any licenses or permits necessary for the operation of the Franchise and/or fail to comply with any state and federal regulations which is reasonably likely to adversely affect the reputation of the Company, the Franchise, and/or the goodwill associated with the Marks; or

(g)you or any of your Principal Owners are convicted of or plead no contest to a felony or are convicted or plead no contest to any crime or offense, which is reasonably likely to adversely affect the reputation of the Company, the Franchise, and/or the goodwill associated with the Marks; or
(h)you are involved in any action or activity, including but not limited to dishonest, unethical, or illegal actions or activities, which is reasonably likely to adversely affect the reputation of the Company, the Franchise, and/or the goodwill associated with the Marks; or
(i)You (or any of your owners) have made or knowingly make a material false or incomplete statement in any report submitted to us;
(j)We discover that you knowingly made a material false or incomplete statement to us to obtain the Franchise;
(k) You (or any of your owners) participate in in-term competition contrary to Section 9.3;
(l)you fail to timely notify of any event, action or other action identified in Section 10.6, which is reasonably likely to adversely affect the reputation of the Company, the Franchise, and/or the goodwill associated with the Marks; or
(m) you or any of your employees violate any health or safety law, ordinance or regulation, or operate the Franchise in a manner that presents a health or safety threat, hazard or danger to your customers or the public, which hazard, threat or danger you acknowledge is determined by our commercial business judgment; or
(n)you fail to maintain a valid license to practice and/or fail to comply with any with state and federal regulations, other than those covered by subsection (f), and do not cure the failure within twenty (20) days after written notice is given to you; or
(o)you do not pay when due any monies owed to us or our affiliates, and do not make payment within ten (10) days after written notice is given to you; or
(p)you fail to procure or maintain any and all insurance coverage that we require, or otherwise fail to name us as an additional insured on any required insurance policies and failure to do so within ten (10) days after written notice is given to you; or
(q)you or any of your Principal Owners receive three (3) or more written notices of default from us, within any period of twelve (12) consecutive months, concerning any material breach by you. Whether or not such breaches shall have been cured, such repeated course of conduct shall itself be grounds for termination of this Agreement without further notice or opportunity to cure; or
(r)you or any of your Principal Owners fail to comply with any other provision of this Agreement or any mandatory specification, requirement, standard, or operating procedure, including those in our Operations Manual, and you fail to make the required changes or to comply with such provision, specification, requirement, standard or operating procedure, within thirty (30) days after written notice of your failure to comply is given to you.

In addition, if, in the opinion of our legal counsel, any provision of this Agreement is contrary to law, then you and we agree to negotiate in good faith an amendment that would make this Agreement conform to the applicable legal requirements. If you and we are unable to reach an agreement on the applicable legal requirements, or if fundamental changes to this Agreement are required to make it conform to the legal requirements, then we reserve the right to terminate this Agreement upon notice to you, in which case all of the post-termination obligations set forth in Section 16 shall apply.
In the event that we terminate this Agreement under this Section or other applicable provisions of this Agreement, we shall be entitled, in those states in which termination fees are enforceable, to receive from you a termination fee in the amount equal to one-half (1/2) of our then-current initial franchise fee for new Location Franchises (the “Termination Fee”). The Termination Fee shall be payable by you in addition to any damages payable to us, including loss of future revenues, resulting from your improper or wrongful breach or other termination of this Agreement. We shall be entitled to recover all costs, including attorneys’ fees, incurred in connection with the termination and collection of the Termination Fee.
16.RIGHTS AND OBLIGATIONS OF COMPANY AND FRANCHISEE
UPON TERMINATION OR EXPIRATION OF THE FRANCHISE.
16.1Payment of Amounts Owed to Company.
You agree to pay us within five (5) days after the effective date of termination or expiration of the Franchise, or any later date that the amounts due to us are determined, all amounts owed to us or our affiliates which are then unpaid.
16.2Marks and Other Information.
You agree that after the termination or expiration of the Franchise you will:
(a)not directly or indirectly at any time identify any business with which you are associated as a current or former Location Franchise or The Joint® franchisee;
(b)not use any Mark or any colorable imitation of any Mark in any manner or for any purpose, or use for any purpose any trademark or other commercial symbol that suggests or indicates an association with us;
(c)return to us all customer lists, records, membership agreements and/or contracts, forms and materials containing any Mark or otherwise relating to a Location Franchise or our network of Location Franchises;
(d)remove all Marks affixed to uniforms or, at our direction, cease to use those uniforms; and
(e)take any action that may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Mark.

16.3De-Identification.
Following termination, if you lawfully retain possession of the Premises, you agree to completely remove or modify, at your sole expense, any part of the interior and exterior decor that we deem necessary to fully disassociate the Premises with the image of a Location Franchise, including any signage bearing the Marks. If you do not take the actions we request within thirty (30) days after notice from us, we have the right to enter the Premises and make the required changes at your expense, and you agree to reimburse us for those expenses on demand.
16.4Confidential Information.
You agree that on termination or expiration of the Franchise you will immediately cease to use any of the Confidential Information, and agree not to use it in any business or for any other purpose. You further agree to immediately return to us all copies of the Operations Manual and any written Confidential Information or other confidential materials that we have loaned or provided to you.
16.5Joint Software.
You agree that on termination or expiration of the Franchise, you will immediately cease to use the Joint Software and will uninstall it from all computer systems owned by the Franchise.
16.6Company’s Option to Purchase Franchise Assets and Assumption of Lease.
(a)Upon the expiration of the Franchise, we have the option, but not the obligation, exercisable for ten (10) days upon written notice to you, to purchase at fair market value, as same may be depreciated any or all of the furniture, inventory, or equipment used in or associated with the Franchise, as well as any and all supplies, materials, and other items imprinted with any of our Marks. If we cannot agree on a fair market value for the furniture or equipment or other items, within a reasonable time, we will designate an independent appraiser to determine the fair market items of these items. The appraiser’s determination of value shall be binding upon the parties. For purposes of this Section 16.6(a), the fair market of any purchased items shall not include any value attributable to any of the following: 1) the Franchise or any rights granted under this Agreement or the Lease; 2) goodwill attributable to the Marks; or 3) our brand image and other intellectual property; and 3) any patient lists. In no event shall we be obligated or required to assume any liabilities, debts or obligations of the Franchise in connection with our purchase of any items pursuant to this Section 16.6(a), and you will indemnify us from any and all claims made against us arising out of the sale of these items.
(b)Upon the termination or expiration of the Franchise, we shall have the option, but not the obligation, exercisable for thirty (30) days upon written notice, to take an assignment of the lease for the Premises and any other lease agreement necessary for the operation of the Franchise.
(c)In the event we elect, upon termination of the Franchise, to assume the lease pursuant to Section 16.6(b), unless otherwise required or prohibited by law, we shall have the right to retain possession of any and all furniture, fixtures, inventory, and equipment associated with the Franchise. If we are required by law to purchase from you any equipment, supplies, signs, advertising materials or items bearing our name or Marks, and/or any inventory associated with the Franchise, we will pay you the fair market value of these items (less the amount of any outstanding liens or encumbrances). If we cannot agree on a fair market value for the items to be purchased within a reasonable time, we will designate an independent appraiser to determine the fair market items of these items. The appraiser’s determination of value shall be binding upon the parties. For purposes of this Section 16.6(c), the fair market of any purchased items shall not include any value attributable to any of the following: 1) the Franchise or any rights granted under this Agreement or the Lease; 2) goodwill attributable to the Marks; or 3) our brand image and other intellectual property.
16.7Continuing Obligations.
All obligations of this Agreement (whether yours or ours) that expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect after and notwithstanding its expiration or termination until they are satisfied in full or by their nature expire.
16.8Management of the Franchise.
In the event that we are entitled to terminate this Agreement in accordance with Section 15 above, or any other provision of this Agreement, and in addition to any other rights or remedies available to us in the event of termination, we may, but need not, assume the management of the Franchise. In the event we assume the management of the Franchise, we may charge you (in addition to the Royalty Fee and Advertising Fee contributions due under this Agreement), all expenses we incur, including compensation, other costs and travel and living expenses, along with a reasonable management fee in an amount that we may specify, equal to up to ten percent (10%) of the Franchise’s gross revenues during the period we are managing the Franchise, plus our direct out-of-pocket costs and expenses, as compensation for our management services. We have a duty to utilize only our reasonable efforts in managing the Franchise, and will not be liable to you for any debts, losses, or obligations the Franchise incurs, or to any of your creditors for any products or services the Franchise purchases, while we manage it pursuant to this Paragraph.
17.ENFORCEMENT.
17.1Invalid Provisions; Substitution of Valid Provisions.
To the extent that the non-competition provisions of Sections 9.3 and 14.5 are deemed unenforceable because of their scope in terms of area, business activity prohibited, or length of time, you agree that the invalid provisions will be deemed modified or limited to the extent or manner necessary to make that particular provisions valid and enforceable to the greatest extent possible in light of the intent of the parties expressed in that such provisions under the laws applied in the forum in that we are seeking to enforce such provisions.
If any lawful requirement or court order of any jurisdiction (1) requires a greater advance notice of the termination or non-renewal of this Agreement than is required under this Agreement, or the taking of some other action which is not required by this Agreement, or (2) makes any provision of this Agreement or any specification, standard, or operating procedure we prescribed invalid or unenforceable, then the advance notice and/or other action required or revision of the specification, standard, or operating procedure will be substituted for the comparable provisions of this Agreement in order to make the modified provisions enforceable to the greatest extent possible. You agree to be bound by the modification to the greatest extent lawfully permitted.
17.2Unilateral Waiver of Obligations.
Either you or we may, by written notice, unilaterally waive or reduce any obligation or restriction of the other under this Agreement. The waiver or reduction may be revoked at any time for any reason on ten (10) days’ written notice.
17.3Written Consents from Company.
Whenever this Agreement requires our advance approval or consent, you agree to make a timely written request for it. Our approval or consent will not be valid unless it is in writing.
17.4Lien.
To secure your performance under this Agreement and indebtedness for all sums due us or our affiliates, we shall have a lien upon, and you hereby grant us a security interest in, the following collateral and any and all additions, accessions, and substitutions to or for it and the proceeds from all of the same: (a) all inventory now owned or after-acquired by you and the Franchise, including but not limited to all inventory and supplies transferred to or acquired by you in connection with this Agreement; (b) all accounts of you and/or the Franchise now existing or subsequently arising, together with all interest in you and/or the Franchise, now existing or subsequently arising, together with all chattel paper, documents, and instruments relating to such accounts; (c) all contract rights of you and/or the Franchise, now existing or subsequently arising; and (d) all general intangibles of you and/or the Franchise, now owned or existing, or after-acquired or subsequently arising. You agree to execute such financing statements, instruments, and other documents, in a form satisfactory to us, that we deem necessary so that we may establish and maintain a valid security interest in and to these assets.
17.5No Guarantees.
If in connection with this Agreement we provide to you any waiver, approval, consent, or suggestion, or if we neglect or delay our response or deny any request for any of those, then we will not be deemed to have made any warranties or guarantees upon which you may rely, and will not assume any liability or obligation to you.
17.6No Waiver.
If at any time we do not exercise a right or power available to us under this Agreement or do not insist on your strict compliance with the terms of the Agreement, or if there develops a custom or practice that is at variance with the terms of this Agreement, then we will NOT be deemed to have waived our right to demand or exact compliance with any of the terms of this Agreement at a later time. Similarly, any failure to act as to any particular breach or series of breaches under this Agreement by us, or of any similar term in any other agreement between us and any other The Joint® franchisee will not affect our rights with respect to any later breach or to assert our rights as to that or any subsequent or ongoing breach. It will also not be deemed to be a waiver of any breach of this Agreement for us to accept payments that are past due to us under this Agreement.
The parties to this Agreement will not be considered to be in default of any obligations hereunder, other than the obligation of a party to make payment of amounts due to the other party, if the failure of performance is due to a force majeure, including drought, flood, earthquake, storm, fire, lightening, epidemic, war, riot, civil disturbance, sabotage, theft, vandalism, strike or labor difficulty, or casualty to equipment. If any party is affected by a force majeure event, such party will give written notice within fourteen (14) days to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is required, and the non-performing party will use its best efforts to remedy its inability to perform. The obligation to pay any amount in a timely manner is absolute and will not be subject to these force majeure provisions, except to the extent prohibited by governmental rule or regulation.
17.7Cumulative Remedies.
The rights and remedies specifically granted to either you or us by this Agreement will not be deemed to prohibit either you or us from exercising any other right or remedy provided under this Agreement, or permitted by law or equity.
17.8Specific Performance; Injunctive Relief.
Provided we give you the appropriate notice, we will be entitled, without being required to post a bond, to the entry of temporary and permanent injunctions and orders of specific performance to (1)  enforce the provisions of this Agreement relating to your use of the Marks and non-disclosure and non-competition obligations under this Agreement; (2)  prohibit any act or omission by you or your employees that constitutes a violation of any applicable law, ordinance, or regulation; constitutes a danger to the public; or may impair the goodwill associated with the Marks or Location Franchises or outlets operating under or using the Marks; or (3)  prevent any other irreparable harm to our interests. If we obtain an injunction or order of specific performance, then you shall pay us an amount equal to the total of our costs of obtaining it, including without limitation reasonable attorneys’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, and any damages we incur as a result of the breach of any such provision. You further agree to waive any claims for damage in the event there is a later determination that an injunction or specific performance order was issued improperly.
17.9MEDIATION AND LITIGATION.
(a)MEDIATION. DURING THE TERM OF THIS AGREEMENT CERTAIN DISPUTES MAY ARISE THAT YOU AND WE ARE UNABLE TO RESOLVE, BUT THAT MAY BE RESOLVABLE

THROUGH MEDIATION. TO FACILITATE SUCH RESOLUTION, YOU AND WE AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE BETWEEN US OR ANY OF OUR AFFILIATES (AND THEIR RESPECTIVE OWNERS, OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES AND/OR EMPLOYEES) AND YOU (AND YOUR OWNERS, AGENTS, OFFICERS, DIRECTORS, REPRESENTATIVES AND/OR EMPLOYEES) ARISING OUT OF OR RELATED TO (a) THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN US AND YOU, (b) OUR RELATIONSHIP WITH YOU, OR (c) THE VALIDITY OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN US AND YOU, TO MEDIATION BEFORE EITHER OF US MAY BRING ANY SUCH CLAIM, CONTROVERSY OR DISPUTE IN COURT.
(1)    THE MEDIATION SHALL BE CONDUCTED BY A MEDIATOR THAT YOU AND WE MUTUALLY SELECT FROM THE THEN CURRENT PANEL APPROVED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) FOR PHOENIX, ARIZONA OR AS WE AND YOU OTHERWISE AGREE. IN THE EVENT WE ARE UNABLE TO REACH AGREEMENT ON A MEDIATOR WITHIN FIFTEEN (15) DAYS AFTER EITHER PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION, YOU AND WE AGREE THAT THE MEDIATOR MAY BE SELECTED BY THE AAA BASED ON SELECTION CRITERIA THAT YOU OR WE SUPPLY TO THE AAA. THE COSTS AND EXPENSES OF THE MEDIATION, INCLUDING THE MEDIATOR’S COMPENSATION AND EXPENSES (BUT EXCLUDING ATTORNEYS’ FEES INCURRED BY EITHER PARTY), SHALL BE BORNE BY THE PARTIES EQUALLY.
    (2)    NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 17.9(a), YOUR AND OUR AGREEMENT TO MEDIATE SHALL NOT APPLY TO ANY CONTROVERSIES, DISPUTES OR CLAIMS RELATED TO OR BASED ON THE MARKS OR THE CONFIDENTIAL INFORMATION. MOREOVER, REGARDLESS OF YOUR AND OUR AGREEMENT TO MEDIATE, YOU AND WE EACH HAVE THE RIGHT TO SEEK TEMPORARY RESTRAINING ORDERS AND TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF IF WARRANTED BY THE CIRCUMSTANCES OF THE DISPUTE.
(b)JURISDICTION AND FORUM SELECTION. WITH RESPECT TO ANY CONTROVERSIES, DISPUTES OR CLAIMS THAT ARE NOT FULLY RESOLVED THROUGH MEDIATION AS PROVIDED IN SECTION 17.9(a) ABOVE, THE PARTIES IRREVOCABLY AGREE TO SUBMIT THEMSELVES TO THE JURISDICTION OF THE SUPERIOR COURT OF MARICOPA COUNTY, ARIZONA OR THE U.S. DISTRICT COURT FOR THE DISTRICT OF ARIZONA AND HEREBY WAIVE ANY AND ALL OBJECTIONS TO PERSONAL OR SUBJECT MATTER JURISDICTION IN THESE COURTS. YOU AND WE FURTHER AGREE THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE THE COURTS OF MARICOPA COUNTY, ARIZONA.

17.10Waiver of Punitive Damages and Jury Trial; Limitations of Actions.
Except with respect to your obligations to indemnify us and claims that we may bring under Sections 7, 9, 15, or 16 of this Agreement, and except for claims arising from your non-payment or underpayment of any amounts owed to us or our affiliates, (1) any and all claims arising out of or related to this Agreement or the relationship between you and us shall be barred, by express agreement of the parties, unless an action or proceeding is commenced within two (2) years from the date the cause of action accrues; and (2) you and we hereby waive to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other, and agree that, except to the extent provided to the contrary in this Agreement, in the event of a dispute between you and us, each party will be limited to the recovery of any actual damages sustained by it. You and we irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either you or us.
17.11Governing Law/Consent To Jurisdiction.
Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. §§ 1051 et seq.), this Agreement and the Franchise will be governed by the internal laws of the State of Arizona (without reference to its choice of law and conflict of law rules), except that the provisions of any Arizona law relating to the offer and sale of business opportunities or franchises or governing the relationship of a franchisor and its franchisees will not apply unless their jurisdictional requirements are met independently without reference to this Paragraph. You agree that we may institute any action against you arising out of or relating to this Agreement (which is not required to be mediated hereunder or as to which mediation is waived) in any state or federal court of general jurisdiction in Maricopa County, Arizona, and you irrevocably submit to the jurisdiction of such courts and waive any objection you may have to either the jurisdiction or venue of such court.
17.12Binding Effect.
This Agreement is binding on and will inure to the benefit of our successors and assigns and, subject to the Transfers provisions contained in this Agreement, will be binding on and inure to the benefit of your successors and assigns, and if you are an individual, on and to your heirs, executors, and administrators.
17.13No Liability to Others; No Other Beneficiaries.
We will not, because of this Agreement or by virtue of any approvals, advice or services provided to you, be liable to any person or legal entity that is not a party to this Agreement, and no other party shall have any rights because of this Agreement.
17.14Construction.
All headings of the various Sections and Paragraphs of this Agreement are for convenience only, and do not affect the meaning or construction of any provision. All references in this Agreement to masculine, neuter or singular usage will be construed to include the masculine, feminine, neuter or plural, wherever applicable. Except where this Agreement expressly obligates us to reasonably approve or not unreasonably withhold our approval of any of your actions or requests, we have the absolute right to refuse any request by you or to withhold our approval of any action or omission by you. The term “affiliate” as used in this Agreement is applicable to any company directly or indirectly owned or controlled by you or your Owners, or any company directly or indirectly owned or controlled by us that sells products or otherwise transacts business with you.
17.15Joint and Several Liability.
If two (2) or more persons are the Franchisee under this Agreement, their obligation and liability to us shall be joint and several.
17.16Multiple Originals.
This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission or other electronic means of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
17.17Timing Is Important.
Time is of the essence of this Agreement. “Time is of the essence” is a legal term that emphasizes the strictness of time limits. In this case, it means it will be a material breach of this Agreement to fail to perform any obligation within the time required or permitted by this Agreement.
17.18Independent Provisions.
The provisions of this Agreement are deemed to be severable. In other words, the parties agree that each provision of this Agreement will be construed as independent of any other provision of this Agreement.
17.19    Cross-Default.
Any default by Franchisee under any other agreement between Franchisor or its affiliates as one party, and Franchisee or any of Franchisee's owners or affiliates as the other party, shall be deemed to be a default of this Agreement, and Franchisor shall have the right, at its option, to terminate this Agreement and/or any other agreement between the Franchisee and the Franchisor or its affiliates, without affording Franchisee an opportunity to cure, effective immediately upon notice to Franchisee.
17.20    Conflicts with Applicable Laws and Regulations.
The Parties acknowledge that if there is a conflict between the terms and conditions of this Agreement, our Operations Manual, or any other specifications, standards, or operating procedure we require in connection with the operation of your franchise, and any applicable federal or state laws or regulations which you, or any licensed professionals working for or with the Franchise must observe or follow, including those relating to the practice of chiropractic, such laws or regulations shall control.

18.NOTICES AND PAYMENTS.
All written notices, reports and payments permitted or required under this Agreement or by the Operations Manual will be deemed delivered: (a) at the time delivered by hand; (b) one (1) business day after transmission by telecopy, facsimile or other electronic system; (c) one (1) business day after being placed in the hands of a reputable commercial courier service for next business day delivery; or (d) three (3) business days after placed in the U.S. mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid; and addressed to the party to be notified or paid at its most current principal business address of which the notifying party has been advised, or to any other place designated by either party. Any required notice, payment or report which we do not actually receive during regular business hours on the date due (or postmarked by postal authorities at least two (2) days before it is due) will be deemed delinquent.
19.INDEPENDENT PROFESSIONAL JUDGMENT OF YOU AND YOUR GENERAL MANAGER.
You and we acknowledge and agree that the specifications, standards and operating procedures related to the services offered by the Franchise are not intended to limit or replace your or your General Manager’s (if any) professional judgment in supervising and performing the services offered by your Franchise. The specifications, standards, and operating procedures represent only the minimum standards, and you and your General Manager (if any) are solely responsible for ensuring that the Franchise performs services in accordance with all applicable requirements and standards of care. Nothing in this Agreement shall obligate you or your General Manager (if any) to perform any act that is contrary to your or your General Manager’s (if any) professional judgment; provided, however, that you must notify us immediately upon your determination that any specification, standard or operating procedure is contrary to your or your General Manager’s (if any) professional judgment.
20.ENTIRE AGREEMENT.
This Agreement, together with the introduction and exhibits to it, constitutes the entire agreement between us, and there are no other oral or written understandings or agreements between us concerning the subject matter of this Agreement. This Agreement may be modified only by written agreement signed by both you and us, except that we may modify the Operations Manual at any time as provided herein. However, nothing in this Agreement or any addendum shall have the effect of disclaiming any of the representations made in the Franchise Disclosure Document or any of its exhibits.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Agreement Date.

“Company” The Joint Corp., a Delaware corporation By: ____________________________ Name: ____________________________ Title: ____________________________	“Franchisee” ___________________, a_________________ By: ____________________________ Name: ____________________________ Title: ____________________________

EXHIBIT 1 TO FRANCHISE AGREEMENT
FRANCHISING OPENING DEADLINE AND EXPIRATION DATE
You must open the Franchise to which this Agreement corresponds by the deadline set forth below (the “Opening Deadline”), subject to the requirements of Paragraphs 3.3 and 3.6, and any other applicable provision of the Agreement:

    If no Opening Deadline is set forth above, then the Opening Deadline shall be deemed to be two-hundred and forty (240) days from the Agreement Date.

    The Expiration Date of this Agreement is:                         .

                                ______________________
                                Franchisee’s Initials

EXHIBIT 2
TO THE JOINT CORP. FRANCHISE AGREEMENT
OWNER’S GUARANTY AND ASSUMPTION OF OBLIGATIONS
In consideration of, and as an inducement to, the execution of the Franchise Agreement, dated as of this _____ day of ____________________, 20__ (the “Agreement”), by and between The Joint Corp., a Delaware corporation (“us”) and                          (the “Franchisee”), each of the undersigned owners of the Franchisee and their respective spouses (“you,” for purposes of this Guaranty only), hereby personally and unconditionally agree to perform and keep during the terms of the Agreement, each and every covenant, obligation, payment, agreement, and undertaking on the part of Franchisee contained and set forth in the Agreement. Each of you agree that all provisions of the Agreement relating to the obligations of Franchisees, including, without limitation, the covenants of confidentiality and non-competition and other covenants set forth in the Agreement, shall be binding on you.
Each of you waives (1) protest and notice of default, demand for payment or nonperformance of any obligations guaranteed by this Guaranty; (2) any right you may have to require that an action be brought against Franchisee or any other person as a condition of your liability; (3) all right to payment or reimbursement from, or subrogation against, the Franchisee which you may have arising out of your guaranty of the Franchisee’s obligations; and (4) any and all other notices and legal or equitable defenses to which you may be entitled in your capacity as guarantor.
Each of you consents and agrees that (1) your direct and immediate liability under this Guaranty shall be joint and several; (2) you will make any payment or render any performance required under the Agreement on demand if Franchisee fails or refuses to do so when required; (3) your liability will not be contingent or conditioned on our pursuit of any remedies against Franchisee or any other person; (4) your liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which we may from time to time grant to Franchisee or to any other person, including without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims; and (5) this Guaranty will continue and be irrevocable during the term of the Agreement and afterward for so long as the Franchisee has any obligations under the Agreement.

If we are required to enforce this Guaranty in a judicial proceeding, and prevail in such proceeding, we will be entitled to reimbursement of our costs and expenses, including, but not limited to, reasonable accountants’, attorneys’, attorneys’ assistants’, mediation, arbitrators’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If we are required to engage legal counsel in connection with any failure by you to comply with this Guaranty, you agree to reimburse us for any of the above-listed costs and expenses incurred by us.
This Guaranty is now executed as of the Agreement Date.

OWNER:	OWNER’S SPOUSE:

____________________________________	____________________________________
Name: ______________________________	Name: ______________________________

OWNER:	OWNER’S SPOUSE:

____________________________________	____________________________________
Name: ______________________________	Name: ______________________________

OWNER:	OWNER’S SPOUSE:

____________________________________	____________________________________
Name: ______________________________	Name: ______________________________

EXHIBIT 3 TO FRANCHISE AGREEMENT
ADDENDUM TO LEASE AGREEMENT
This Addendum to Lease Agreement (this “Addendum”), is entered into effective on this ______ day of _______________, 20___, (the “Effective Date”) by and between __________________, a ________________________ (the “Lessor”), and __________________, a ________________________ (the “Lessee”) (each a “Party” and collectively, the “Parties”).
RECITALS
WHEREAS, the Parties hereto have entered into a certain Lease Agreement, dated on the ______ day of _______________, 20___ (the “Agreement”), and pertaining to the premises located at _____________________________ (the “Premises”);
WHEREAS, Lessor acknowledges that Lessee intends to operate The Joint franchise from the Premises pursuant to a Franchise Agreement (the “Franchise Agreement”) with The Joint Corp. (“Franchisor”) under the name The Joint or other name designated by Franchisor (“Franchised Business”); and
WHEREAS, the Parties now desire to amend the Lease Agreement in accordance with the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and each act done and to be done pursuant hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby represent, warrant, covenant and agree as follows:
1.    Remodeling and Decor. The above recitals are hereby incorporated by reference. Lessor agrees that Lessee shall have the right to remodel, equip, paint and decorate the interior of the Premises and to display the proprietary marks (“Marks”) and signs on the interior and exterior of the Premises as Lessee is reasonably required to do pursuant to the Franchise Agreement and any successor Franchise Agreement under which Lessee may operate a Franchised Business on the Premises.
2.    Assignment. Lessee shall have the right to assign all of its right, title and interest in and to the Lease Agreement to Franchisor or its parent, subsidiary, or affiliate, (including another franchisee) at any time during the term of the Lease, including any extensions or renewals thereof, without first obtaining Lessor’s consent, pursuant to the terms of the Collateral Assignment of Lease attached hereto as Exhibit A. However, no assignment shall be effective until such time as Franchisor or its designated affiliate gives Lessor written notice of its acceptance of the assignment, and nothing contained herein or in any other document shall constitute Franchisor or its designated subsidiary or affiliate a party to the Lease Agreement, or guarantor thereof, and shall not create any liability or obligation of Franchisor or its parent unless and until the Lease Agreement is assigned to, and accepted in writing by, Franchisor or its parent, subsidiary or affiliate. In the event of any assignment, Lessee shall remain liable under the terms of the Lease. Franchisor shall have the right to reassign the Lease to another franchisee without the Landlord’s consent in accordance with Section 4(a).
3.    Default and Notice.
(a)    In the event there is a default or violation by Lessee under the terms of the Lease Agreement, Lessor shall give Lessee and Franchisor written notice of the default or violation within ten (10) days after Lessor receives knowledge of its occurrence. If Lessor gives Lessee a default notice, Lessor shall contemporaneously give Franchisor a copy of the notice. Franchisor shall have the right, but not the obligation, to cure the default. Franchisor will notify Lessor whether it intends to cure the default and take an automatic assignment of Lessee’s interest as provided in Paragraph 4(a). Franchisor will have an additional fifteen (15) days from the expiration of Lessee’s cure period in which it may exercise the option to cure, but is not obligated to cure the default or violation.
(b)    All notices to Franchisor shall be sent by registered or certified mail, postage prepaid, to the following address:
The Joint Corp.
Attention: Eric Simon, VP of Franchise Sales and Development
16767 N. Perimeter Dr., Suite 240
Scottsdale, AZ 85260
Attention: Property Management
E-mail: eric.simon@thejoint.com
Franchisor may change its address for receiving notices by giving Lessor written notice of the new address. Lessor agrees that it will notify both Lessee and Franchisor of any change in Lessor’s mailing address to which notices should be sent.
(c)    Following Franchisor’s approval of the Lease Agreement, Lessee agrees not to terminate, or in any way alter or amend the same during the Initial Term of the Franchise Agreement or any Interim Period thereof without Franchisor’s prior written consent, and any attempted termination, alteration or amendment shall be null and void and have no effect as to Franchisor’s interests thereunder; and a clause to the effect shall be included in the Lease.

4.    Termination or Expiration.
(a)    Upon Lessee’s default and failure to cure the default within the applicable cure period, if any, under either the Lease Agreement or the Franchise Agreement, Franchisor will, at its option, have the right, but not the obligation, to take an automatic assignment of Lessee’s interest in the Lease Agreement and at any time thereafter to re-assign the Lease Agreement to a new franchisee without Lessor’s consent and to be fully released from any and all liability to Lessor upon the reassignment, provided the franchisee agrees to assume Lessee’s obligations and the Lease Agreement. Upon notice from Franchisor to Lessor requesting an automatic assignment, Lessor will, at the cost of Franchisor, take appropriate actions to secure the leased premises including but not limited changing the locks and granting Franchisor sole rights to the Premises.
(b)    Upon the expiration or termination of either the Lease Agreement or the Franchise Agreement (attached), Lessor will cooperate with and assist Franchisor in securing possession of the Premises and if Franchisor does not elect to take an assignment of the Lessee’s interest, Lessor will allow Franchisor to enter the Premises, without being guilty of trespass and without incurring any liability to Lessor, to remove all signs, awnings, and all other items identifying the Premises as a Franchised Business and to make other modifications (such as repainting) as are reasonably necessary to protect The Joint marks and system, and to distinguish the Premises from a Franchised Business. In the event Franchisor exercises its option to purchase assets of Lessee or has rights to those through the terms and conditions any agreement between Lessee and Franchisor, Lessor shall permit Franchisor to remove all the assets being purchased by Franchisor.
5.    Consideration; No Liability.
(a)    Lessor hereby acknowledges that the provisions of this Addendum are required pursuant to the Franchise Agreement under which Lessee plans to operate its business and Lessee would not lease the Premises without this Addendum. Lessor also hereby consents to the Collateral Assignment of Lease from Lessee to Franchisor as evidenced by Exhibit A.
(b)    Lessor further acknowledges that Lessee is not an agent or employee of Franchisor and Lessee has no authority or power to act for, or to create any liability on behalf of, or to in any way bind Franchisor or any affiliate of Franchisor, and that Lessor has entered into this Addendum with full understanding that it creates no duties, obligations or liabilities of or against Franchisor or any affiliate of Franchisor.
6.    Sales Reports. If requested by Franchisor, Lessor will provide Franchisor with whatever information Lessor has regarding Lessee’s sales from its Franchised Business.
7.    Amendments. No amendment or variation of the terms of the Lease or this Addendum shall be valid unless made in writing and signed by the Parties hereto.
8.    Reaffirmation of Lease. Except as amended or modified herein, all of the terms, conditions and covenants of the Lease Agreement shall remain in full force and effect and are incorporated herein by reference and made a part of this Addendum as though copied herein in full.
9.    Beneficiary. Lessor and Lessee expressly agree that Franchisor is a third party beneficiary of this Addendum.

[Remainder of Page Left Intentionally Blank – Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Addendum as of the Effective Date.
LESSOR:
                    ,
a _____________________________
By:
Name:
Its:

LESSEE:
                    ,
a _____________________________
By:
Name:
Its:

EXHIBIT A

COLLATERAL ASSIGNMENT OF LEASE
This COLLATERAL ASSIGNMENT OF LEASE (this “Assignment”) is entered into effective as of the ___ day of _____, 20___ (the “Effective Date”), the undersigned, __________________________________, (“Assignor”) hereby assigns, transfers and sets over unto The Joint Corp., a Delaware corporation (“Assignee”) all of Assignor’s right, title and interest as tenant, in, to and under that certain lease, a copy of which is attached hereto as Exhibit 1 (the “Lease Agreement”) with respect to the premises located at _______________________________________________________________ (the “Premises”). This Assignment is for collateral purposes only and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment unless Assignee shall take possession of the Premises demised by the Lease Agreement pursuant to the terms hereof and shall assume the obligations of Assignor thereunder.
Assignor represents and warrants to Assignee that it has full power and authority to so assign the Lease Agreement and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest in the Lease Agreement nor the Premises demised thereby.
Upon a default by Assignor under the Lease Agreement or under that certain franchise agreement for The Joint between Assignee and Assignor (“Franchise Agreement”), or in the event of a default by Assignor under any document or instrument securing the Franchise Agreement, Assignee shall have the right and is hereby empowered to take possession of the Premises, expel Assignor therefrom, and, in the event, Assignor shall have no further right, title or interest in the Lease Agreement.
Assignor agrees it will not suffer or permit any surrender, termination, amendment or modification of the Lease Agreement without the prior written consent of Assignee. Through the Initial Term of the Franchise Agreement and any Renewal Period thereof (as defined in the Franchise Agreement), Assignor agrees that it shall elect and exercise all options to extend the term of or renew the Lease Agreement not less than thirty (30) days before the last day that said option must be exercised, unless Assignee otherwise agrees in writing. Upon failure of Assignee to otherwise agree in writing, and upon failure of Assignor to so elect to extend or renew the Lease Agreement as stated herein, Assignor hereby irrevocably appoints Assignee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, to exercise the extension or renewal options in the name, place and stead of Assignor for the sole purpose of effecting the extension or renewal.
IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Collateral Assignment of Lease as of the Effective Date.
ASSIGNOR:
                    ,
a _____________________________
By:
Name:
Its:

ASSIGNEE:
THE JOINT CORP.,
a Delaware corporation
By:
Name:
Its:

EXHIBIT 4 TO FRANCHISE AGREEMENT
OWNERSHIP INTERESTS IN FRANCHISEE
1.Form of Franchisee’s Ownership.

(a)Individual Proprietorship. Your owner(s) (is) (are) as follows:

(b)Corporation, Limited Liability Company, or Partnership. You were incorporated or formed on _    , under the laws of the State of
_    .    You have not conducted business under any name other than your corporate, limited liability company, or partnership name and _     _    . The following is a list of your directors, if applicable, and officers as of the effective date shown above:

Name of Each Director/Officer    Position(s) Held

2.Owners. The following list includes the full name of each person who is one of your owners (as defined in the Franchise Agreement), or an owner of one of your owners, and fully describes the nature of each owner’s interest (attach additional pages if necessary).

    Owner’s Name        Percentage/Description of Interest

3.Name and Address of Person to Receive Notice for Owners.

(a)Name:
(b)Postal Address: _                                                                         _
(c)E-mail Address: _

4.Identification of Location Franchise General Manager. Your Location Franchise’s general manager as of the Effective Date is                             . You must notify us if this manager changes.

FRANCHISEE:
                    ,
a

By:                            Date:

Name:

Its:

THE JOINT CORP.,
a Delaware corporation

By:                            Date:

Name:

Its:

EXHIBIT 5 TO FRANCHISE AGREEMENT
FRANCHISEE COMPLIANCE QUESTIONNAIRE

FRANCHISEE COMPLIANCE QUESTIONNAIRE

The Joint Corp. (the “Franchisor”) and you are preparing to enter into a Franchise Agreement. The purpose of this Questionnaire is to determine whether any statements or promises were made to you that the Franchisor has not authorized and that may be untrue, inaccurate or misleading. Please understand that your responses to these questions are important to us and that we will rely on them. Please review each of the following questions and statements carefully and provide honest and complete responses to each. By signing this Questionnaire, you are representing that you have responded truthfully to the following questions.

1.I had my first face-to-face (or by phone or email communication) meeting with a representative of the Franchisor on _______________.
2.I received and personally reviewed the Franchisor’s Franchise Disclosure Document (“FDD”) for The Joint Chiropractic® unit franchises that was provided to me. For purposes of this document, a The Joint Chiropractic® unit franchise shall be referred to as a “Franchise Business”.
Yes _______    No _______

3.Did you sign a receipt or acknowledge through electronic means a receipt for the FDD indicating the date you received it?
Yes _______    No _______

4.Do you understand all of the information in the FDD and any state-specific Addendum to the FDD?
Yes _______    No _______

    If no, what parts of the FDD and/or Addendum do you not understand? (Attach additional pages, if necessary.)

5.Have you received and personally reviewed the Franchise Agreement and each Addendum and related agreement attached to it?
Yes _______    No _______

6.Do you understand all of the information in the Franchise Agreement, each Addendum and related agreement provided to you?
Yes _______    No _______

If no, what parts of the Franchise Agreement, Addendum, and/or related agreement do you not understand? (Attach additional pages, if necessary.)
     _     _

7.Have you entered into any binding agreement with the Franchisor for the purchase of this Franchise Business before being provided a copy of the FDD for fourteen (14) calendar days?
Yes _______    No _______

8.Have you paid any money to the Franchisor for the purchase of a Franchise Business before being provided a copy of the FDD for fourteen (14) calendar days?
Yes _______    No _______

9.Have you discussed the benefits and risks of establishing and operating a Franchise Business with your counsel or advisor?
Yes _______    No _______

    If no, do you wish to have more time to do so?
Yes _______    No _______

10.Do you understand that the success or failure of your Franchise Business depends in large part on your skills and abilities, competition from other businesses, interest rates, inflation labor and supply costs, lease terms and other economic and business factors?
Yes _______    No _______

    Except as disclosed in Item 19 of its FDD, the Franchisor does not make information available to prospective Franchisees concerning actual, average, projected or forecasted sales, profits or earnings for a Franchise Business. The Franchisor does not furnish, or authorize its salespersons to furnish, any oral or written information concerning the actual, average, projected, forecasted sales, costs, income or profits of a Franchise Business. Franchisor specifically instructs its sales personnel, agents, employees and other officers that they are not permitted to make any claims or statements as to the earnings, sales, or profits, or prospects, or chances of success, nor are they authorized to represent or estimate dollar figures as to a Franchise Business’ operations. Actual results vary and are dependent on a variety of internal and external factors, some of which neither Franchisee, nor Franchisor can estimate. To ensure that Franchisor’s policies have been followed, please answer the following questions:

11.Has any employee, or other person speaking for the Franchisor, made any statement or promise to you regarding the total revenues a Franchise Business will generate that is contrary to the information in the FDD?
Yes _______    No _______

12.Has any employee, or other person speaking for the Franchisor, made any statement or promise of the amount of money or profit you may earn in operating a Franchise Business that is contrary to the information in the FDD?
Yes _______    No _______

13.Has any employee, or other person speaking for the Franchisor, promised you that you will be successful in operating a Franchise Business?
Yes _______    No _______

14.Has any employee, or other person speaking for the Franchisor, made any statement, promise or verbal agreement of about advertising, marketing, training, support service or other assistance that the Franchisor will furnish to you that is contrary to, or different from, the information in the FDD?
Yes _______    No _______

15.If you have answered “Yes” to any one of questions 11-14, please provide a full explanation of each “yes” answer. (Attach additional pages, if necessary, and refer to them below.) If you have answered “no” to each of questions 11-14, please leave the following lines blank.
     _     _

16.I signed the Franchise Agreement and Addendum (if any) on ________________ and acknowledge that no Agreement or Addendum is effective until signed and dated by the Franchisor.
I certify that my answers to the foregoing questions are true, correct and complete. These acknowledgments are not intended to act, nor shall they act, as a release, estoppel or waiver of any liability incurred under any state’s franchise registration and/or disclosure laws.

FRANCHISEE (“you”)

By:
Title:

Date Received:
Date Signed:

EXHIBIT 6 TO FRANCHISE AGREEMENT
EFT AUTHORIZATION FORM
[See Attached]

EFT AUTHORIZATION AGREEMENT FORM

THE JOINT chiropractic

CLINIC NAME: ______________________________

EFT AUTHORIZATION AGREEMENT

Through this EFT Authorization Agreement, I hereby authorize The Joint Corp., d/b/a *The Joint Chiropractic* to initiate automatic electronic funds transfers, withdrawals or deposits to my account at the financial institution named below for the fees and expenses as required by the terms of my franchise agreement (including without limitation; software fees, late fees, royalty draws (which consists of corporate royalty and Ad Fund contributions) and settlement of net inter-clinic activity). Any banking fees incurred by The Joint Corp. due to insufficient funds or outdated banking information will be my responsibility.

This EFT Authorization Agreement will remain in effect until The Joint Corp. receives a written notice of cancellation from me, or until I submit a new form to The Joint Corp. Accounting Department.

ACCOUNT INFORMATION

☐ Add ☐ Change

Name of Financial Institution: ______________________________

Routing Number: ______________________________

Account Number: ______________________________ ☐ Checking ☐

SIGNATURE

Authorized Signature: ______________________________ Date: ______________

Print Name: ______________________________

Please attach a voided check and return this form to the Accounting Department

(accounting.services@thejoint.com)

16767 N. Perimeter Dr., Suite 110 | Scottsdale, AZ 85260 | t: (480) 245-5960 | f: (480) 513-7989 | thejoint.com

© 2017 The Joint Corp. LLC.

EXHIBIT 7 TO FRANCHISE AGREEMENT
STATE-SPECIFIC ADDENDA

CALIFORNIA ADDENDUM TO FRANCHISE AGREEMENT
1.If any of the provisions of the Agreement concerning termination are inconsistent with either the California Franchise Relations Act or with the Federal Bankruptcy Code (concerning termination of the Agreement on certain bankruptcy-related events), then such laws will apply.
2.The Agreement requires that it be governed by Arizona law. This requirement may be unenforceable under California law.
3.You must sign a general release if you renew or transfer your franchise. California Corporations Code 31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code 31000 through 31516). Business and Professions Code 20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code 20000 through 20043).
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this California Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:
FRANCHISEE
By:
Title:
By:
Title:

HAWAII ADDENDUM TO FRANCHISE AGREEMENT
1.The Franchise Agreements contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Hawaii Franchise Investment Law.
2.Any provisions of the Franchise Agreement that relate to non-renewal, termination, and transfer are only applicable if they are not inconsistent with the Hawaii Franchise Investment Law. Otherwise, the Hawaii Franchise Investment Law will control.
3.The Franchise Agreement permits us to terminate the Agreement on the bankruptcy of you and/or your affiliates. This Article may not be enforceable under federal bankruptcy law. (11 U.S.C. § 101, et seq.).
4.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Hawaii Franchise Investment Law are met independently without reference to this Addendum.
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Hawaii Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:
FRANCHISEE
By:
Title:
By:
Title:

ILLINOIS ADDENDUM TO FRANCHISE AGREEMENT
1.Any provisions of the Agreement requiring a general release as a condition of renewal and transfer of the franchise shall be limited to exclude claims arising under the Illinois Franchise Disclosure Act.
2.If any of the provisions of Section 15 of the Agreement concerning termination are inconsistent with Section 705/19 of the Illinois Franchise Disclosure Act of 1987, the provisions of Section 705/19 shall apply.
3.The Illinois Franchise Disclosure Act will govern the Agreement with respect to Illinois Franchisees. The provisions of the Agreement concerning governing law, jurisdiction, and venue will not constitute a waiver of any right conferred on you by the Illinois Franchise Disclosure Act. Consistent with the foregoing, any provision in the Agreement which designates jurisdiction and venue in a forum outside of Illinois is void with respect to any cause of action which is otherwise enforceable in Illinois.
4.In conformance with Section 41 of the Illinois Franchise Disclosure Act, any condition, stipulation or provision purporting to bind any person acquiring any franchise to waive compliance with the Illinois Franchise Disclosure Act or any other law of Illinois is void.
5.Illinois law governs the Franchise Agreement(s).
6.Your rights upon Termination and Non-Renewal are set forth in sections 19 and 20 of the Illinois Franchise Disclosure Act.
7.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Illinois law applicable to the provision are met independently without reference to this Addendum.
8.If any of the provisions of this Section 17.10 of the Agreement concerning waivers is inconsistent with Section 705/41 of the Illinois Franchise Disclosure Act of 1987, the provisions of Section 705/41 shall apply.
9.To the extent that Section 17.11 of the Agreement concerning periods of limitation is inconsistent with Section 705/27 of the Illinois Franchise Disclosure Act of 1987, the provisions of Section 705/27 shall apply.
10.All fees referenced in the Franchise Agreement are subject to deferral pursuant to order of the Illinois Attorney General’s Office based upon their review of our financial condition as reflected in our financial statements. Accordingly, you will pay no fees to us until we have completed all of our material pre-opening responsibilities to you and you commence operating the franchised business.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Illinois Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By: _______________________________ By: _____________________________

Title: ______________________________ Title: ___________________________

INDIANA ADDENDUM TO FRANCHISE AGREEMENT
1.Articles 2.6 and 14.5 each contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such provision is inapplicable under the Indiana Deceptive Franchise Practices Law, IC 23-2-2.7 § 1(5).
2.Under Article 8.3, you will not be required to indemnify us for any liability imposed on us as a result of your reliance on or use of procedures or products which were required by us, if such procedures were utilized by you in the manner required by us.
3.Article 17.9 is amended to provide that mediation between you and us will be conducted at a mutually agreed-on location.
4.Article 17.11 is amended to provide that in the event of a conflict of law, the Indiana Franchise Disclosure Law, I.C. 23-2-2.5, and the Indiana Deceptive Franchise Practices Law, I.C. 23-2-2.7, will prevail.
5.Nothing in the Agreement will abrogate or reduce any rights you have under Indiana law.
6.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Indiana Franchise Disclosure Law, Indiana Code §§ 23-2-2.5-1 to 23-2-2.5-51, and the Indiana Deceptive Franchise Practices Act, Indiana Code §§ 23-2-2.7-1 to 23-2-2.7-10, are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Indiana Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:
FRANCHISEE
By:
Title:
By:
Title:

MARYLAND ADDENDUM TO FRANCHISE AGREEMENT

a.    Notwithstanding anything to the contrary set forth in the Agreement, the following provisions will supersede and apply to all franchises offered and sold in the State of Maryland:

    b.    The provision in the Franchise Agreement which provides for termination upon bankruptcy of the franchisee may not be enforceable under federal bankruptcy law (11 U.S.C. Section 101 et seq.).

c.    The general release required as a condition of renewal, sale, and/or assignment/transfer shall not apply to any liability under the Maryland Franchise Registration and Disclosure Law.

d.    A franchisee may bring an action in Maryland for claims arising under the Maryland Franchise Registration and Disclosure Law.
e.Any limitation on the period of time litigation claims may be brought shall not act to reduce the 3 year statute of limitations afforded a franchisee for bringing a claim arising under the Maryland Franchise Registration and Disclosure Law. Any claims arising under the Maryland Franchise Registration and Disclosure Law must be brought within 3 years after the grant of the franchise.
f.The acknowledgements and representations of the franchisee made in the franchise agreement which disclaim the occurrence and/or acknowledge the non-occurrence of acts that would constitute a violation of the Franchise Law are not intended to nor shall they act to release, estoppel or waive any liability incurred under the Maryland Franchise Registration and Disclosure Law.
g.Based upon the franchisor's financial condition, the Maryland Securities Commissioner has required a financial assurance. Therefore, all initial fees and payments owed by franchisees shall be deferred until the franchisor completes its pre-opening obligations under the Franchise Agreement.
h.The Franchisee Compliance Questionnaire, which is attached to the Agreement as Exhibit 5, is amended as follows:
All representations requiring prospective franchisees to assent to a release, estoppel or waive of liability are not intended to nor shall they act as a release, estoppel or waiver of any liability incurred under the Maryland Franchise Registration and Disclosure Law.
THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:
FRANCHISEE
By: ___________________________________
Title: __________________________________
By: ___________________________________
Title: _________________________________

MINNESOTA ADDENDUM TO FRANCHISE AGREEMENT

1.Article 8 is amended to add the following:
“We will protect your right to use the Marks and/or indemnify you from any loss, costs or expenses arising out of any claim, suit or demand regarding the use of the Marks.”
2.Articles 2.6 and 14.5 each contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Minnesota Franchise Law.
3.Article 15 is amended to add the following:
With respect to franchises governed by Minnesota law, we will comply with Minn. Stat. Sec. 80C. 14, Subds. 3, 4 and 5, which require, except in certain specified cases, that a franchisee be given 90 days’ notice in advance of termination (with 60 days to cure) and 180 days’ notice for nonrenewal of the Franchise Agreement.
4.Article 17.10 is amended as follows:
Pursuant to Minn. Stat. § 80C.17, Subd. 5, the parties agree that no civil action pertaining to a violation of a franchise rule or statute can be commenced more than three years after the cause of action accrues.
5.Articles 17.8, and 17.9 are each amended to add the following:
Minn. Stat. Sec. 80C.2 1 and Minn. Rule 2860.4400J prohibit us from requiring litigation or mediation to be conducted outside Minnesota. In addition, nothing in the Disclosure Document or Franchise Agreement can abrogate or reduce any of your rights as provided for in Minnesota Statutes, Chapter 80C, or your rights to any procedure, forum or remedies provided for by the laws of the jurisdiction. Under this statute and rule, franchisor cannot require you to consent to inunction relief; however, franchisor may seek injunctive relief from the Court.
6.Article 17.10 is amended to add the following:
Minn. Rule Part 2860.4400J prohibits us from requiring you to waive your rights to a jury trial or waive your rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction, or consenting to liquidated damages, termination penalties or judgment notes.
7. Each provision of this Agreement will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Minnesota Franchises Law or the Rules and Regulations promulgated thereunder by the Minnesota Commissioner of Commerce are met independently without reference to this Addendum to the Agreement.
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Minnesota Addendum to the Franchise Agreement on the same day as the Franchise Agreement was executed.
THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title: _

FRANCHISEE

By:
Title:

NEW YORK ADDENDUM TO FRANCHISE AGREEMENT
1.Article 14.3 is amended to add the following:
However, we will not make any such transfer or assignment except to a person who, in our good faith judgment, is willing and able to assume our obligations under this Agreement, and all rights enjoyed by you and any causes of action arising in its favor from the provisions of Article 33 of the General Business Law of the State of New York and the regulations issued thereunder will remain in force, it being the intent of this proviso that the non-waiver provisions of General Business Law Sections 687.4 and 687.5 be satisfied.
2.Article 14.5 is amended to add the following:
However, all rights enjoyed by you and any causes of action arising in your favor from the provisions of Article 33 of the General Business Law of the State of New York and the regulations issued thereunder will remain in force, it being the intent of this proviso that the non-waiver provisions of General Business Law Sections 687.4 and 687.5 be satisfied.
3.Article 8.3 is amended to add the following:
However, you will not be required to hold harmless or indemnify us for any claim arising out of a breach of this Agreement by us or any other civil wrong of us.
4.Article 20 is amended to add the following:
No amendment or modification of any provision of this Agreement, however, will impose any new or different requirement which unreasonably increases your obligations or places an excessive economic burden on your operations.
5.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the General Business Law of the State of New York are met independently without reference to this Addendum.
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this New York Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title: _

FRANCHISEE

By:
Title:

NORTH DAKOTA ADDENDUM TO FRANCHISE AGREEMENT
1.Articles 2.6 and 14.5 each contain a provision requiring a general release as a condition of renewal or transfer of the franchise. Such release is subject to and will exclude claims arising under the North Dakota Franchise Investment Law.
2.Article 17.9 will be amended to state that mediation involving a franchise purchased in North Dakota must be held in a location mutually agreed on prior to the mediation, or if the parties cannot agree on a location, at a location to be determined by the mediation.
3.Article 9.3 is amended to add that covenants not to compete on termination or expiration of a Franchise Agreement are generally not enforceable in the State of North Dakota except in limited circumstances provided by North Dakota law.
4.Article 17.9 will be amended to add that any claim or right arising under the North Dakota Franchise Investment Law may be brought in the appropriate state or federal court in North Dakota, subject to the mediation provision of the Agreement.
5.Article 17.11 will be amended to state that, in the event of a conflict of law, to the extent required by the North Dakota Franchise Investment Law, North Dakota law will prevail.
6.Article 17.10 requires the franchisee to waive a trial by jury, as well as exemplary and punitive damages. These requirements are not enforceable in North Dakota pursuant to Section 51-19-09 of the North Dakota Franchise Investment Law, and are therefore not part of the Franchise Agreement.
7.Article 17.10 requirement that the franchise consent to a limitation of claims period of one year is not consistent with North Dakota law. The limitation of claims period under the Franchise Agreement shall therefore be governed by North Dakota law.
8.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the North Dakota Franchise Investment Law, N.D. Cent. Code §§ 51-19-01 through 51-19-17, are met independently without reference to this Addendum.
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this North Dakota Addendum to the Franchise Agreement on the same day as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title: _

FRANCHISEE

By:
Title:

RHODE ISLAND ADDENDUM TO FRANCHISE AGREEMENT
1.Articles 2.6 and 14.5 each contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Rhode Island Franchise Investment Act.
2.This Agreement requires that it be governed by Arizona law. To the extent that such law conflicts with Rhode Island Franchise Investment Act, it is void under Sec. 19-28.1-14.
3.Article 17.11 of the Agreement will each be amended by the addition of the following, which will be considered an integral part of this Agreement:
“§ 19-28.1-14 of the Rhode Island Franchise Investment Act provides that ‘A provision in an Franchise Agreement restricting jurisdiction or venue to a forum outside this state or requiring the application of the laws of another state is void with respect to a claim otherwise enforceable under this Act.’”
4.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of Rhode Island Franchise Investment Act, §§ 19- 28-1.1 through 19-28.1-34, are met independently without reference to this Addendum.
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Rhode Island Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title: _

FRANCHISEE
By:
Title:
By:
Title:

VIRGINIA ADDENDUM TO FRANCHISE AGREEMENT

Pursuant to Section 13.1-564 of the Virginia Retail Franchising Act, it is unlawful for a franchise to cancel a franchise without reasonable cause. If any grounds for default or terminated stated in the franchise agreement does not constitute “reasonable cause,” as that term may be defined in the Virginia Retail Franchising Act or the laws of Virginia, that provision may not be enforceable.

Pursuant to Section 13.1-564 of the Virginia Retail Franchising Act, it is unlawful for a franchise to use undue influence to induce a franchisee to surrender any rights given to him under the franchise. If any provision of the franchise agreement involved the use of undue influence by the franchisor to induce the franchisee to surrender any rights given to him under the franchise, that provision may not be enforceable.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Virginia Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title: _
FRANCHISEE
By:
Title:
By:
Title:

WASHINGTON ADDENDUM TO FRANCHISE AGREEMENT

1.    We will not require that you prospectively assent to a release, assignment, novation, or waiver that purports to relieve any person from liability imposed by the Washington Franchise Investment Protection Act.
2.    We will not require you to agree to any condition, stipulation, or provision, including a choice of law provision, that binds any person to waive compliance with any provision of the Washington Franchise Investment Protection Act. This provision does not apply to a release or waiver executed by any person pursuant to a negotiated settlement. In the event of a conflict of laws, the provisions of the Washington Franchise Investment Protection Act shall prevail.
3.    Unless you and we mutually agree otherwise, arbitration will be conducted in the State of Washington.
4.    We will not unreasonably restrict your rights and remedies under the Washington Franchise Investment Protection Act, including, but not limited to, the right to a jury trial.
5.    We will not unreasonably restrict or limit the statute of limitations period for claims under the Washington Franchise Investment Protection Act.
6.    Any provision in the Franchise Agreement that limits the time period in which you may assert a legal claim against us under the Washington Franchise Investment Protection Act is amended to toll the statute of limitations for purposes of bringing an action within one (1) year after the final judgment or order in any civil, criminal, or administrative proceedings brought by the federal or Washington state governments or any of their agencies relating to anti-trust or franchising laws, including the Washington Franchise Investment Protection Act.
7.    Transfer fees are collectable to the extent that they reflect the franchisor’s reasonable estimated or actual costs in effecting a transfer.
8.    Section 19.100.180 of the Washington Franchise Investment Protection Act may supersede the Franchise Agreement in your relationship with us, including the areas of termination and renewal of your franchise. There may also be court decisions which may supersede the Franchise Agreement in your relationship with us including the areas of termination and renewal of your franchise.
    IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Washington Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.
THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title: _

FRANCHISEE

By:
Title: _